Exhibit 10.1(1)

FUNDING AGREEMENT

This FUNDING AGREEMENT (as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”), dated as of July 27, 2005, is by and among FIELDSTONE INVESTMENT FUNDING, LLC, a Delaware limited liability company, as borrower (in such capacity, the “Borrower”), FIELDSTONE INVESTMENT CORPORATION, a Maryland corporation, as servicer (in such capacity, the “Servicer”), CREDIT SUISSE, NEW YORK BRANCH (“CSFB”), as Facility Agent for the benefit of the Group Agents and the Lenders (in such capacity, the “Facility Agent”), and THE SEVERAL CONDUIT LENDERS, COMMITTED LENDERS AND GROUP AGENTS PARTY HERETO FROM TIME TO TIME.

PRELIMINARY STATEMENTS

WHEREAS, the Borrower may desire to borrow funds from the Lenders from time to time to finance the purchase of certain Mortgage Loans and Related Security constituting Eligible Assets, and the Lenders have agreed to advance such funds from time to time, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1.   Certain Defined Terms.  Capitalized terms used herein shall have the meanings assigned to such terms in, or incorporated by reference into, Schedule A attached hereto, which Schedule A is incorporated by reference herein and made a part hereof.

SECTION 1.2.   Other Terms.  All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

SECTION 1.3.   Computation of Time Periods.  Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each means “to but excluding”, and the word “within” means “from and excluding a specified date and to and including a later specified date”.

ARTICLE II

LOANS AND SETTLEMENTS

SECTION 2.1.   Facility.  Upon the terms and subject to the conditions set forth herein and in the other Transaction Documents from the Effective Date to the Termination Date, and subject to the satisfaction in full of all Loan Conditions, (x) the Borrower may, at its option, borrow funds from the Lenders for the purpose of purchasing Eligible Assets and (y) each Conduit Lender (acting through its Group Agent) may, at its option, and such Conduit Lender’s related Committed Lenders (acting through its Group Agent) shall be obligated to, advance funds to the Borrower from time to time (each such advance of funds, a “Loan”).  No more than one (1) Loan shall be made by the Lenders on any Business Day.  Subject to the Loan Conditions and the other terms of this Agreement, the Borrower may borrow, repay and reborrow hereunder.

SECTION 2.2.   Loans; Procedures.

(a)                                  Prior to the Termination Date, the Borrower shall, by notice in substantially the form of Exhibit C hereto (each such notice, a “Loan Notice”) to the Facility Agent and the Group Agents given by telecopy or electronic mail (with a copy to the Custodian), request, or cause to be requested, a Loan secured by certain Mortgage Loans and Related Security.  Each Loan Notice shall be delivered to the Facility Agent and the Group Agents no later than 11:00 A.M. (New York time) on the second (2nd) Business Day prior to the desired Loan Date.  Each Loan Notice shall include all information required to be included therein and attached thereto under this Agreement and the Custodial Agreement.  The Borrower shall also deliver, or cause to be delivered, to the Custodian all other information required by the Custodial Agreement and each Mortgage File (or, in the case of Wet-Ink Mortgage Loans, the Wet-Ink Mortgage Information) and otherwise comply with the procedures set forth in the Custodial Agreement.  Each Loan Notice shall be irrevocable and binding on the Borrower, and the Borrower shall indemnify the Lenders against any loss or expense incurred by the Lenders, either directly or indirectly, as a result of any failure by the Borrower to complete such Loan, including, without limitation, any actual loss or expense incurred by the Lenders, either directly or indirectly, by reason of the liquidation or reemployment of funds acquired by the Lenders (including, without limitation, funds obtained by Conduit Lenders by issuing Commercial Paper or promissory notes, obtaining deposits as loans from third parties and reemployment of funds) for the Lenders to fund such Loan.

(b)                                 Each Group Agent will promptly notify its related Conduit Lender and Committed Lenders of such Group Agent’s receipt of any Loan

Notice, such notice to confirm its Pro Rata Share of the related Loan, the desired Loan Date and the applicable Yield Rate.  The portion of each Loan made by the Lenders of a Lending Group on a Loan Date shall equal such Lending Group’s Pro Rata Share of such Loan.  No Lender shall be obligated to advance funds to be secured by any Mortgage Loan and Related Security unless all of the Loan Conditions relating to such Mortgage Loan and Related Security have been satisfied.  The portion of each Loan made by a Conduit Lender shall be in such Conduit Lender’s sole and absolute discretion, and any portion of such Loan not made by the Conduit Lender of a Lending Group will be made by the Committed Lenders of such Lending Group if the Termination Date has not occurred and all of the Loan Conditions have been satisfied.   At its option, any Conduit Lender shall accept or reject any such Loan Notice by notice given to its related Group Agent by telephone or telecopy.   On each Loan Date, the Facility Agent shall record on its books and records each Lending Group’s Pro Rata Share of each Loan made to the Borrower, which records shall be conclusive evidence of Loans made to the Borrower, absent manifest error.

(c)                                  The Borrower agrees to report immediately to the Custodian, the Facility Agent and the Group Agents within one (1) Business Day of discovery that any Wet-Ink Mortgage Loan that was previously pledged to the Facility Agent, on behalf of the Group Agents and the Lenders, did, in fact, not close or was rescinded for any reason (including that the related Obligor has rescinded the related Mortgage Note and related documents under applicable law) or that any other Mortgage Loan has been rescinded and to cause such Mortgage Loan to be removed from the Collateral as provided herein.

(d)                                 As a result of the making of any Loan or the pledge of Collateral by the Borrower hereunder, no Lender, nor the Facility Agent nor any Group Agent, shall be required to be licensed, registered or approved or to obtain permits in any jurisdiction other than those in which such Person is required to be so licensed or registered on the Effective Date.

SECTION 2.3.   Loan Repayment; Yield; Fees.

(a)                                  The Borrower shall repay in full on the Termination Date the Facility Outstanding Principal, all accrued and unpaid Yield, and all other Aggregate Unpaids. Yield on the Loans shall be payable in arrears monthly on each Settlement Date in respect to the immediately preceding Settlement Period and on the Termination Date.

(b)                                 If a LIBO Rate is available for a Loan on the related Loan Date, such Loan shall initially bear interest at a Yield Rate equal to the applicable Eurodollar Rate.    The Borrower shall pay to the Lenders Yield on the

unpaid principal balance of each Loan for the period from and including the date of such Loan to but excluding the date such Loan or portion thereof shall be paid in full, at a rate per annum equal to the applicable Yield Rate.  Notwithstanding the foregoing, the Borrower shall pay to the Lenders Yield at the Base Rate plus 2% on any portion of the Facility Outstanding Principal and on any other amount payable by the Borrower hereunder that shall not be paid in full when due (whether at stated maturity, by acceleration or by mandatory prepayment or otherwise), for the period from and including the due date thereto to but excluding the date the same is paid in full.  Accrued Yield on each Loan shall be payable monthly on each Settlement Date and on the Termination Date, except that Yield payable at the Base Rate plus 2% shall accrue daily and shall be payable promptly upon receipt of an invoice therefor by the Borrower.  Promptly after the determination of any interest rate provided for herein or any change therein, the Facility Agent shall give written notice thereof to the Borrower.

(c)                                  Notwithstanding any limitation or purported limitation on recourse contained in this Agreement or the other Transaction Documents, nothing shall limit in any way the obligations of the Borrower to pay the Aggregate Unpaids as and when due in accordance with this Agreement and the other Transaction Documents.

SECTION 2.4.   Optional Prepayments.

(a)                                  The Loans are prepayable without premium or penalty, in whole or in part, on each Settlement Date in accordance with Section 2.5(a).    Amounts repaid may be reborrowed in accordance with this Agreement.  Partial prepayments shall be in an aggregate principal amount of at least $25,000,000 and integral multiples of $20,000 in excess thereof.  Any specific Collateral to be released on such Settlement Date from the Lien of the Facility Agent hereunder shall be in accordance with Sections 2.4(b) and (c) below, and such Settlement Date shall be treated as a “Prepayment Date” for purposes of such Sections.

(b)                                 The Loans are prepayable by the Borrower, in whole or in part, on any Business Day other than a Settlement Date (each, a “Prepayment Date”) upon two (2) Business Days’ prior written notice to the Facility Agent and the Group Agents, which notice shall specify (i) the Business Day on which Loans are to be prepaid, (ii) the aggregate principal amount of the Loans to be prepaid, (iii) the aggregate amount of all accrued and unpaid Yield on such principal amount through the date of such prepayment and (iv) the particular Mortgage Loan or Loans that are to be released from the Lien of the Facility Agent on such Prepayment Date in accordance with Section 2.4(c) below (each such notice, a “Prepayment Notice”).  Proceeds of any such prepayment shall be paid ratably to the Group Agents for the benefit of the applicable Lenders.  No more than three (3) prepayments under this

Section 2.4(b) shall occur during any Settlement Period.  No prepayment by the Borrower shall be made under this Section 2.4(b) above unless, after giving effect to such prepayment, all of the Prepayment Conditions have been satisfied.

(c)                                  Immediately upon receipt of the prepayment proceeds into the Collection Account on the related Prepayment Date, and subject to the satisfaction in full of the Prepayment Conditions, the Facility Agent shall, at the expense of the Borrower, release all of its right, title and interest in, to and under the Mortgage Loans and related Collateral specified in the related Prepayment Notice.

SECTION 2.5.   Application of Payments.

(a)                                  The Servicer shall cause all Collections in respect of the Collateral to be deposited to the Collection Account within two (2) Business Days after receipt thereof by the Borrower, the Servicer or their Affiliates or agents.  The Servicer shall be permitted, in its reasonable discretion, to set aside and pay from Collections any accrued and unpaid Servicing Fee due and owing to it, and such amounts shall not constitute Available Collections.   On each Settlement Date, the Servicer shall, from the Available Collections on deposit in the Collection Account that relate to the immediately preceding Settlement Period, pay the following Persons in the following order of priority:

(i)                                     first, to the Servicer, to repay any outstanding Servicer Advances;

(ii)                                  second, on a pro rata basis, (A) to the Servicer, the Servicing Fee and any other reasonable amounts due and owing to the Servicer (to the extent any portion of the accrued and unpaid Servicing Fee has not been previously set aside from Collections by the Servicer in accordance with the second sentence of this Section 2.5(a)) and (ii) to the Custodian, the Custodial Fee and the reasonable out-of-pocket costs and expenses of the Custodian not covered by the Custodial Fee;

(iii)                               third, to the Facility Agent, its Administration Fee;

(iv)                              fourth, to the Lenders, pro rata in proportion to their portions of the Facility Outstanding Principal, all accrued and unpaid Yield due and owing to the Lenders for the immediately preceding Settlement Period;

(v)                                 fifth, to the Lenders, all accrued and unpaid fees and other costs and expenses under the Fee Letters;

(vi)                              sixth, to the Lenders, (A) prior to the Termination Date, any amount selected by the Borrower in its discretion toward a reduction of the Facility Outstanding Principal, or any amount necessary to reduce the Facility Outstanding Principal to cure an Event of Default or Potential Event of Default or to satisfy the Borrowing Base Test or the Pool Criteria and (B) following the Termination Date, all remaining Available Collections will be used to reduce the Facility Outstanding Principal to zero;

(vii)                           seventh, to the Facility Agent, the Lenders and the Group Agents, all costs, expenses and indemnification payments, if any, due and owing to such Persons under this Agreement and the other Transaction Documents; and

(viii)                        eighth, any remaining funds shall be paid to the Borrower (prior to the Termination Date if, after giving effect to such payment, no Event of Default shall occur and the Borrowing Base Test shall be satisfied) or to the Group Agents, the Lenders and the Facility Agent to reduce the Aggregate Unpaids to zero (following the Termination Date), to the extent Aggregate Unpaids remain due and owing.

(b)                                 If on any Settlement Date Available Collections are not sufficient to pay the sum of the amounts described in clauses (ii) through (v) above that are due and payable, the Servicer may, in its sole discretion and solely to the extent that the Servicer reasonably expects to be reimbursed in full pursuant to Section 2.5(a)(i), advance an amount equal to such amounts due and payable on such Settlement Date (each, a “Servicer Advance”).

(c)                                  All Collections received by the Borrower, the Servicer or their Affiliates shall promptly (but in any event no later than two (2) Business Days after receipt thereof) be remitted to the Collection Account.

SECTION 2.6.   Extensions.  From time to time, the Borrower may request the extension of any Committed Lender’s Scheduled Commitment Expiry Date for an additional period of time of up to three hundred and sixty-four (364) days by providing the related Group Agent with a written request for such extension no fewer than forty-five (45) days but no more than sixty (60) days prior to such Committed Lender’s Scheduled Commitment Expiry Date then in effect.  Such Group Agent shall promptly forward such written notice to the relevant Committed Lender following receipt thereof.  Such Committed Lender shall notify the Facility Agent, the related Group Agent and the Borrower in writing of its intent to extend (subject to satisfaction of the Renewal Conditions) or not extend (which decision shall be made in such Committed Lender’s sole and absolute discretion) no later than the thirtieth (30th) day prior to the Scheduled Commitment Expiry Date then in effect; provided that failure of such Committed Lender to provide such written notice by such thirtieth (30th) day shall be deemed to be a decision not to extend.  Any such extension shall be effective on the Scheduled Commitment Expiry Date then in effect and shall be conditioned upon the satisfaction in full of the Renewal Conditions.

SECTION 2.7.   Security Interest.

(a)                                  To secure the repayment by the Borrower of all of the Aggregate Unpaids, the Borrower hereby grants to the Facility Agent, on behalf of the Lenders and the Group Agents, a security interest in all of the Borrower’s right, title and interest in, to and under the Collateral, whether now owned or hereafter acquired and wherever located, together with all of the Borrower’s rights in, to and under (i) the Collection Account, (ii) the Custodial Agreement, (iii) the Purchase Agreement and (iv) the Subservicing Agreement, and this Agreement shall constitute a security agreement under applicable law.  The Borrower hereby assigns to the Facility Agent, on behalf of the Lenders and the Group Agents, all of its rights and remedies under the Purchase Agreement as collateral security.

(b)                                 The Borrower agrees that it will, to the extent that it is permitted to do so under the Transaction Documents and applicable law, enforce its rights against the Originator from time to time and, at its expense, promptly execute and deliver all instruments and documents and take all actions as may be necessary or as the Facility Agent or the Group Agents may reasonably request in order to perfect or protect the Collateral or to enable the Facility Agent, the Group Agents or the Lenders to exercise or enforce any of their respective rights hereunder and thereunder.  The Borrower hereby authorizes the Lender to file any financing or continuation statement or amendment regarding this Agreement and the Lien of the Facility Agent hereunder without the signature of the Borrower to the extent permitted by applicable law (including the filing of a financing statement naming the Borrower as debtor and describing the property secured as “all assets” or “all personal property” of the Borrower).  The Borrower shall at its expense, upon request of the Facility Agent or the Group Agents, obtain such additional search reports as the Facility Agent or the Group Agents shall reasonably request.  To the fullest extent permitted by applicable law, the Facility Agent shall be permitted to file continuation statements and amendments thereto and assignments thereof.

(c)                                  Pursuant to the Custodial Agreement, the Custodian shall hold the Mortgage Loan Documents as exclusive bailee and agent for the Facility Agent, on behalf of the Lenders and the Group Agents, pursuant to the terms of the Custodial Agreement and shall deliver to the Facility Agent and the Group

Agents Trust Receipts and Wet-Ink Mortgage Loan Trust Receipts, together with any applicable Fatal Exception Reports and Permitted Exception Reports, to the effect that it has received such Mortgage Loan Documents in the manner required by the Custodial Agreement and identifying any deficiencies in such Mortgage Loan Documents as so reviewed.

(d)                                 The Borrower hereby irrevocably constitutes and appoints the Facility Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Borrower and in the name of the Borrower or in its own name, from time to time in the Facility Agent’s discretion following the occurrence and during the continuation of an Event of Default, for the purpose of carrying out the terms of this Agreement, including, without limitation, protecting, preserving and realizing upon the Collateral, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including without limitation, to protect, preserve and realize upon the Collateral and, without limiting the generality of the foregoing, the Borrower hereby gives the Facility Agent, on behalf of the Lenders and the Group Agents, the power and the right, on behalf of the Borrower, without assent by, but with notice to, the Borrower, if an Event of Default shall have occurred and be continuing, to do the following:

(i)                                     In the name of the Borrower or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of money due under any mortgage insurance or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Facility Agent for the purpose of collecting any and all such monies due under any such mortgage insurance or with respect to any other Collateral whenever payable;

(ii)                                  To pay or discharge taxes and Liens levied or placed on or threatened against the Collateral; and

(iii)                               (A) to direct any party liable for any payment under any Collateral to make payment of any and all monies due or to become due thereunder directly to the Facility Agent or as the Facility Agent shall direct; (B) to ask or demand for, collect, receive payment and receipt for, any and all monies, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any party thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Borrower with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Facility Agent may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Facility Agent, on behalf of the Lenders and the Group Agents, were the absolute owner thereof for all purposes, and to do, at the Facility Agent’s option and at the Borrower’s expense, at any time, or from time to time, all acts and things which the Facility Agent deems necessary to protect, preserve or realize upon the Collateral and to effect the intent of this Agreement, all as fully and effectively as the Borrower might do.

The Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest and shall be irrevocable.  The powers conferred on the Facility Agent are solely to protect the Facility Agent’s interests in the Collateral and shall not impose any duty upon the Facility Agent, the Group Agents or the Lenders to exercise any such powers.  In taking the actions described in this Section 2.7(d), the Facility Agent will comply with all applicable laws, rules and regulations (including, if necessary or advisable, designating a Person on its behalf that is permitted under applicable law to take such action), and the Borrower and its Affiliates will not be required to take any action in contravention of applicable laws, rules and regulations.

(e)                                  Upon termination of this Agreement and the repayment to the Facility Agent, the Group Agents and the Lenders of all Aggregate Unpaids and the performance of all obligations under the Transaction Documents, the Facility Agent, on behalf of the Lenders and the Group Agents, shall release its security interest in any remaining Collateral; provided that if any payment, or any part thereof, of any of the Aggregate Unpaids is rescinded or must otherwise be restored or returned by any of the Facility Agent, the Group Agents or the Lenders for any reason, this Agreement, all rights hereunder and the Liens created hereby shall continue to be effective, or shall be reinstated, until such payments have been made.

SECTION 2.8.   Deemed Collections.  (a)  If on any day a Mortgage Loan included in the Collateral becomes the subject of an event described in Section 2.2(c), the Borrower shall be deemed to have received on such day a Collection of such Mortgage Loan equal to the related Mortgage Loan Release Amount, and the

Borrower shall pay such amount to the Collection Account within one (1) Business Day, upon which such Mortgage Loan shall be released from the Collateral.  Any such amount shall be reported as such on the next succeeding Servicer Report and shall be applied by the Servicer as an Available Collection in accordance with Section 2.5(a).

(b)                                 If on any day any of the representations or warranties in Article III is determined to be incorrect or untrue with regard to a specific Mortgage Loan included in the Collateral as of the time to which such representation or warranty speaks, the Borrower shall be deemed to have received on such day a Collection of such Mortgage Loan equal to the related Mortgage Loan Release Amount, and the Borrower shall pay such amount to the Collection Account within one (1) Business Day, upon which such Mortgage Loan shall be released from the Collateral.  Any such amount shall be reported as such on the next succeeding Servicer Report and shall be applied by the Servicer as an Available Collection in accordance with Section 2.5(a).  Simultaneously with any such payment by the Borrower, the Facility Agent, on behalf of the Lenders and the Group Agents, shall release all of its right, title and interest in such Mortgage Loan and related Collateral to the Borrower, and the Facility Agent, on behalf of the Lenders and the Group Agents, shall take all action reasonably requested by the Borrower, and at the expense of the Borrower, to effectuate such release.

(c)                                  In lieu of any payment required to be made pursuant to Sections 2.8(a) and (b) above, the Borrower may elect to include in the Collateral other mortgage loans and related property that satisfy the following criteria (each, in the case of Section 2.8(a), an “Additional Mortgage Loan” and, in the case of Section 2.8(b), a “Substituted Mortgage Loan”) on the date of inclusion of such mortgage loans and related property into the Collateral (each, an “Addition Date”):  (i) such mortgage loans and related property are of reasonably equivalent or greater value to the Mortgage Loans with respect to which Collections have been deemed to have been received under Sections 2.8(a) and (b) and are otherwise reasonably acceptable to the Facility Agent and the Group Agents, (ii) each such mortgage loan and related property satisfies the definition of “Eligible Asset” and (iii) all of the Loan Conditions are satisfied as if such mortgage loans and related property were being included in the Collateral as the subject of a Loan on a Loan Date.

SECTION 2.9.   Payments and Computations.   All amounts to be paid or deposited by the Borrower or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 11:00 A.M. (New York time) on the day when due in immediately available funds as notified by the Facility Agent or the related Group Agent.  No later than 1:00 P.M. (New York time) on each Loan Date, each Lending Group, acting through its Group Agent, will initiate a wire transfer of immediately available funds to the Borrower for such Lending Group’s

Pro Rata Share of the amount of such Loan on such day by remitting such amount to an account of the Borrower specified in the related Loan Notice.   All computations of Yield and all per annum fees hereunder shall be made on the basis of a year of 360 days (or, in the case of Yield calculated at the Base Rate, a year of 365 or 366 days, as applicable) for the actual number of days (including the first but excluding the last day) elapsed.  Any computations by the Facility Agent or a Group Agent of amounts payable by the Borrower hereunder shall be binding upon the Borrower absent manifest error.

SECTION 2.10.   Reports.    No later than 5:00 P.M. (New York time) on the first Business Day following the last day of each Settlement Period, the Facility Agent shall provide notice to the Borrower of all accrued and unpaid Yield (and all other fees, indemnified amounts and other costs and expenses due and owing to the Facility Agent, the Group Agents and the Lenders) for the immediately preceding Settlement Period.  No later than 5:00 P.M. on the second (2nd) Business Day prior to each Settlement Date, the Servicer shall deliver a duly completed Servicer Report to the Facility Agent and the Group Agents with respect to the immediately preceding Settlement Period and, on any other Business Day, such other information as the Facility Agent or the Group Agents may reasonably request.

SECTION 2.11.   Collection Account.

(a)                                  There shall be established by the Borrower on or before the Effective Date and maintained, for the benefit of the Facility Agent on behalf of the Lenders and the Group Agents, one (1) segregated, non-interest-bearing deposit account (the “Collection Account”), bearing a designation for each such account clearly indicating that the funds deposited therein are held for the benefit of the Facility Agent on behalf of the Lenders and the Group Agents, which account shall be held with JPMorgan Chase Bank, N.A., in its capacity as a “bank” (as defined in Section 9-102 of the Relevant UCC).  The Servicer shall remit or cause to be remitted to the Collection Account all Collections received by the Borrower or its Affiliates with respect to any Collateral within two (2) Business Days of receipt thereof.  Funds on deposit in the Collection Account will not be invested except in Permitted Investments.    The Collection Account will at all times constitute a “deposit account” (as defined in Section 9-102(a)(29) of the Relevant UCC) and not a “securities account” (as defined in Section 8-501 of the Relevant UCC).

SECTION 2.12.   Right of Setoff.  Each of the Facility Agent, the Group Agents and the Lenders is hereby authorized (in addition to any other rights it may have), at any time after the occurrence of the Termination Date or during the continuation of a Potential Event of Default that has been declared by the Facility Agent, to set-off, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Person to, or for the account of, the Borrower against the amount of the Aggregate Unpaids owing by the Borrower to such Person (even if contingent or unmatured).

SECTION 2.13.   Sharing of Payments, Etc.  If any Lender (for purposes of this Section 2.13 only, being a “Recipient”) shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of any interest in the Collateral pledged to it in excess of its ratable share of payments on account of any interest in the Collateral obtained by the Lenders entitled thereto, such Recipient shall forthwith purchase from the Lenders entitled to a share of such amount participations in the percentage interests owned by such Persons as shall be necessary to cause such Recipient to share the excess payment ratably with each such other Person entitled thereto; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Recipient, such purchase from each such other Person shall be rescinded and each such other Person shall repay to the Recipient the purchase price paid by such Recipient for such participation to the extent of such recovery, together with an amount equal to such other Person’s ratable share (according to the proportion of (a) the amount of such other Person’s required payment to (b) the total amount so recovered from the Recipient) of any interest or other amount paid or payable by the Recipient in respect of the total amount so recovered.

SECTION 2.14.   Broken Funding.  In the event of (a) in the case of a Conduit Lender, a sale of the portion of the Facility Outstanding Principal held by such Conduit Lender to its related Committed Lenders, (b) the payment of any principal of any Loan other than on the last day of the Funding Period applicable thereto (including as a result of the occurrence of the Termination Date or an optional prepayment of a Loan), (c) the conversion of any Loan other than on the last day of the related Funding Period, or (d) any failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto, then, in any such event, the Borrower shall compensate the Lenders, without duplication, for the loss, cost and expense attributable to such event.  Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of Yield which would have accrued on the outstanding principal amount of such Loan had such event not occurred, at the Yield Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the related Funding Period (or, in the case of a failure to borrow, convert or continue, for the period that would have been the related Funding Period), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the interbank eurodollar market.  Within ten (10) days after any Lender hereunder receives actual knowledge of any of the events specified in this Section 2.14, a certificate of such Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.14 and the reason(s) therefor shall be delivered to the Borrower (with a copy to the Facility Agent and the related Group Agent) and shall be conclusive absent manifest error.  The Borrower shall pay each such Lender the amount shown as due on any such certificate on the next succeeding Settlement Date following receipt thereof.  Each Lender hereby agrees to take all commercially reasonable action necessary to mitigate the amount of any costs incurred pursuant to this Section 2.14.

SECTION 2.15.   Conversion and Continuation of Outstanding Loans.  Prior to the occurrence of the Termination Date, each Loan may, at the option of the Borrower at the end of the related Funding Period, be continued at the same Yield Rate or converted to another Yield Rate.  If the Termination Date has occurred and is continuing, then (i) no outstanding Loan funded by the Lenders may be converted to, or continued as, a Eurodollar Loan and (ii) unless repaid, each Eurodollar Loan shall bear interest at a Base Rate on the last day of the Funding Period related thereto.  For any such conversion or continuation, the Borrower shall give the Facility Agent and the related Group Agent irrevocable notice (each, a “Conversion/Continuation Notice”) of such request not later than 12:30 P.M. (New York time) (i) in the case of a conversion of a BR Loan into a Eurodollar Loan, or a continuation of a Eurodollar Loan as a Eurodollar Loan, three (3) Business Days before the date of such conversion or continuation, as applicable, and (ii) in the case of a conversion of a Eurodollar Loan into a BR Loan or a continuation of a BR Loan, on the Business Day of such conversion or continuation.  If a Conversion/Continuation Notice has not been timely delivered with respect to any Loan, such Loan shall be automatically continued as, or converted to, a BR Loan.  Each Conversion/Continuation Notice shall specify (a) the requested date (which shall be a Business Day) of such conversion or continuation, (b) the aggregate amount and rate option applicable to the Loan which is to be converted or continued and (c) the amount and rate option(s) of Loan(s) into which such Loan is to be converted or continued.  For administrative convenience, Conversion/Continuation Notices may be in the form of standing instructions mutually agreeable to the Borrower, the Facility Agent and the Group Agents.

SECTION 2.16.   Illegality.  (a)  Notwithstanding any other provision herein, if, after the Effective Date, the adoption of any Law or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Law or bank regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official Body (in the case of any bank regulatory guideline, whether or not having the force of Law), shall make it unlawful for any Lender to acquire or maintain a Eurodollar Loan as contemplated by this Agreement, (i) such Lender shall, within ten (10) days after receiving actual knowledge thereof, deliver a certificate to the Borrower (with a copy to the Facility Agent and the Group Agents) setting forth the basis for such illegality, which certificate shall be conclusive absent manifest error, (ii) the commitment of such Lender hereunder to make a portion of a Eurodollar Loan, continue any portion of a Eurodollar Loan as such and convert a BR to a Eurodollar Loan shall forthwith be suspended, and such suspension shall remain in effect so long as the circumstance described above exists, and (iii) such Lender’s portion of any Loan then outstanding shall be converted automatically to a BR Loan on the last day of the related Funding Period, or within such earlier period as required by law.

If any such conversion of a portion of a Eurodollar Loan occurs on a day that is not the last day of the related Funding Period, the Borrower shall pay to such Lender such amounts, if any, as may be required to compensate such Lender.  If circumstances subsequently change so that it is no longer unlawful for an affected Lender to acquire or to maintain a portion of a Eurodollar Loan as contemplated hereunder, such Lender will, as soon as reasonably practicable after such Lender knows of such change in circumstances, notify the Borrower and the Facility Agent, and upon receipt of such notice, the obligations of such Lender to acquire or maintain its acquisition of portions of Eurodollar Loans or to convert its portion of a Eurodollar Loan into portions of Eurodollar Loans shall be reinstated.

(b)                                 Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.16(a) with respect to such Lender, it will, if requested by the Borrower and to the extent permitted by law or by the relevant Official Body, endeavor in good faith to change the office at which it books its portions of Eurodollar Loans hereunder if such change would make it lawful for such Lender to continue to acquire or to maintain its acquisition of portions of Eurodollar Loans hereunder; provided, however, that such change may be made in such manner that such Lender, in its sole determination, suffers no unreimbursed cost or expense or any other disadvantage whatsoever.

SECTION 2.17.   Inability to Determine Yield Rate.  (a)  If, prior to the first day of any Funding Period:

(1)                                  any Group Agent shall have determined (which determination in the absence of manifest error shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Funding Period with respect to such Group Agent’s related Lenders; or

(2)                                  any Group Agent shall have received notice from its related Lenders that the Eurodollar Rate determined or to be determined for such Funding Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of purchasing or maintaining their affected portions of Eurodollar Loans during such Funding Period;

then, in either such event, such Group Agent shall give telecopy or telephonic notice thereof (confirmed in writing) to the Borrower and such Group Agent’s related Lenders as soon as practicable (but, in any event, within ten (10) days after such determination or notice, as applicable) thereafter.  Until such notice has been withdrawn by such Group Agent, no further Eurodollar Loans shall be made by the related Lenders.  The related Group Agent agrees to withdraw any such notice as soon as reasonably practicable after it is notified of a change in circumstances which makes such notice inapplicable.

(b)  The Borrower shall have the right, upon no less than thirty (30) days’ prior written notice to the Facility Agent and the Group Agents, to replace the Lenders and related Group Agent of any Lending Group with respect to which an event described in Section 2.16 or in this Section 2.17 has occurred.  Any such replacement Lenders and related Group Agent shall be with the consent of the Facility Agent, which consent shall not be unreasonably withheld, delayed or conditioned; provided that if the Facility Agent is the same Person (or an Affiliate thereof) as the affected Group Agent or Lenders, then no such consent shall be required.  Any such assignment of the rights of the affected Group Agent and Lenders to a replacement Lending Group will be made by the affected Group Agent and Lenders without recourse, representation and warranty and upon payment in full, in immediately available funds, of all Aggregate Unpaids due and owing to the affected Group Agent and Lenders through the date of such assignment.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.1.   Representations and Warranties of the Borrower.  The Borrower hereby represents and warrants to the Facility Agent, the Group Agents and the Lenders as of the Effective Date, each Loan Date, each Addition Date, each Prepayment Date and on any other date specified in any Servicer Report or other certificate or report delivered by or on behalf of the Borrower hereunder that:

(a)                                  Existence and Power.  The Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has all requisite power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted.  The Borrower is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified.

(b)                                 Limited Liability Company and Governmental Authorization; Contravention.  The execution, delivery and performance by the Borrower of this Agreement and the other Transaction Documents to which it is a party are within the Borrower’s limited liability company powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any Official Body or official thereof (except as contemplated by Section 2.7 hereof), and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of the Certificate of Formation or Limited Liability Company Agreement of the Borrower or of any agreement or of any judgment, injunction, order, writ, decree or other instrument binding upon the Borrower or result in the creation or imposition of any Lien on the assets of the Borrower (other than the Lien of the Facility Agent hereunder).

(c)                                  Binding Effect.  Each of this Agreement and the other Transaction Documents to which the Borrower is a party constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and general equitable principles (whether considered in a proceeding at law or in equity).

(d)                                 Perfection.  Immediately preceding the making of each Loan hereunder, the Borrower shall be the owner of all of the Collateral being pledged to the Facility Agent in connection with such Loan, free and clear of all Liens.  On or prior to the making of each Loan, all financing statements and other documents required to be recorded or filed in order to perfect the Collateral in favor of the Facility Agent free and clear of any Lien will have been duly filed in each filing office necessary for such purpose, and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full (and, as applicable, all documents required to be delivered to the Custodian under the Custodial Agreement have been delivered in accordance with the terms thereof).

(e)                                  Accuracy of Information.  All information heretofore furnished by or on behalf of the Borrower (including, without limitation, the Servicer Reports and any other document, instrument, certificate or notice delivered to the Facility Agent, the Group Agents or the Lenders) to the Facility Agent, the Group Agents or the Lenders for purposes of, or in connection with, this Agreement and the other Transaction Documents is true and accurate in every material respect as of the date to which such information speaks.

(f)                                    Tax Status.  The Borrower has filed all tax returns (Federal, state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges.

(g)                                 Action, Suits.  Except as set forth on Exhibit G, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower threatened, against or affecting the Borrower, the Originator, the Servicer or their respective properties, in or before any court, arbitrator or other body, which, individually or in the aggregate, is reasonably likely to result in a Material Adverse Effect.

(h)                                 Use of Proceeds.  No proceeds of any Loan will be used by the Borrower in any way which would violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

(i)                                     Place of Business.  The principal place of business of the Borrower is located at the address of the Borrower indicated in Section 10.3 hereof, and the locations of the offices where the Borrower keeps Servicing Records are located at the address(es) described on Exhibit H or at such other locations as are identified to the Facility Agent in writing.

(j)                                     Good Title.  Upon the making of each Loan by the Lenders, the Facility Agent, on behalf of the Lenders and the Group Agents, shall have a valid and perfected security interest in all of the Collateral, free and clear of any Lien (other than the Lien of the Facility Agent hereunder).

(k)                                  Tradenames, Etc.  As of the date hereof:  (i) the Borrower has no subsidiaries and divisions; and (ii) the Borrower has no tradenames and has not changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy).

(l)                                     Eligible Assets.  Each Mortgage Loan and related Collateral (x) represented by the Borrower or the Servicer to be an Eligible Asset (including in any Loan Notice, Servicer Report or other report delivered to the Funding Agent, the Group Agent or the Lenders) or (y) included in the calculation of the Net Eligible Assets Balance, in each case meets the requirements of the definition of “Eligible Asset” as of the date of such representation or inclusion, as applicable.

(m)                               Underwriting Policy & Servicing Standards.  Since November 1, 2004, there have been no changes in the Underwriting Policy and the Servicing Standards which are reasonably likely to result in a Material Adverse Effect.

(n)                                 [Reserved]

(o)                                 No Event of Default.  No event has occurred and is continuing and no condition exists that constitutes an Event of Default or Potential Event of Default.

(p)                                 Not an Investment Company.  The Borrower is not, and is not controlled by, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

(q)                                 ERISA.  Each of the Borrower and its ERISA Affiliates is in compliance in all material respects with ERISA, and no Lien exists in favor of the Pension Benefit Guaranty Corporation (or any Benefit Plan) on any of the Collateral.

(r)                                    Collections.  Only Collections are deposited into the Collection Account.

(s)                                  Bulk Sales.  No transaction contemplated hereby or by the other Transaction Documents requires compliance with any “bulk sales” act or similar law.

(t)                                    Sales Under Purchase Agreement.  Each Mortgage Loan which has been sold to the Borrower by the Originator has been purchased or acquired by the Borrower from the Originator pursuant to, and in accordance with, the terms of the Purchase Agreement.

(u)                                 Preference; Voidability.  The Borrower has given reasonably equivalent value to the Originator in consideration for the conveyance by the Originator of Mortgage Loans and related property under the Purchase Agreement, and each such conveyance shall not have been made for or on account of an antecedent debt owed by the Originator to the Borrower, and no such conveyance is intended to be voidable under the Bankruptcy Code.

(v)                                 Mortgage Loans.  On each Loan Date, Addition Date and Prepayment Date, the Borrower represents and warrants that (i) each Mortgage Loan and related property that is to be included in the Collateral on such day, as applicable, is an Eligible Asset and (ii) each such Mortgage Loan and related property satisfies all of the criteria contained in Exhibit D hereto.

SECTION 3.2.   Representations and Warranties of the Servicer.  The Servicer hereby represents and warrants to the Facility Agent, the Group Agents and the Lenders as of the Effective Date, each Loan Date, each Addition Date, each Prepayment Date and on any other date specified in any Servicer Report or other certificate or report delivered by or on behalf of the Servicer hereunder that:

(a)                                  Corporate Existence and Power.  The Servicer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted.  The Servicer is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified.

(b)                                 Corporate and Governmental Authorization; Contravention.  The execution, delivery and performance by the Servicer of this Agreement and the other Transaction Documents to which it is a party are within the Servicer’s corporate powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any Official Body or official thereof, and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of the certificate of incorporation or bylaws of the Servicer or of any agreement or of any judgment, injunction, order, writ, decree or other instrument binding upon the Servicer or result in the creation or imposition of any Lien on the assets of the Servicer.

(c)                                  Binding Effect.  Each of this Agreement and the other Transaction Documents to which the Servicer is a party constitutes the legal, valid and binding obligation of the Servicer, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and general equitable principles (whether considered in a proceeding at law or in equity).

(d)                                 Accuracy of Information.  All information heretofore furnished by or on behalf of the Servicer (including, without limitation, the Servicer Reports and any other document, instrument, certificate or notice delivered to the Facility Agent, the Group Agents or the Lenders) to the Facility Agent, the Group Agents or the Lenders for purposes of, or in connection with, this Agreement and the other Transaction Documents is true and accurate in every material respect as of the date to which such information speaks.

(e)                                  Tax Status.  The Servicer has filed all tax returns (Federal, state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges.

(f)                                    Action, Suits.  Except as set forth on Exhibit G, there are no actions, suits or proceedings pending or, to the knowledge of the Servicer threatened, against or affecting the Servicer, the Originator or the Borrower or their respective properties, in or before any court, arbitrator or other body, which, individually or in the aggregate, is reasonably likely to result in a Material Adverse Effect.

(g)                                 Place of Business.  The principal place of business of the Servicer is located at the address of the Servicer indicated in Section 10.3 hereof, and the locations of the offices where the Servicer keeps Servicing Records are located at the address(es) described on Exhibit H or at such other locations that are notified to the Facility Agent in writing.

(h)                                 Eligible Assets.  Each Mortgage Loan and related Collateral (x) represented by the Servicer to be an Eligible Asset (including in any Loan Notice, Servicer Report or other report delivered to the Funding Agent, the Group Agent or the Lenders) or (y) included in the calculation of the Net Eligible Assets Balance, in each case meets the requirements of the definition of “Eligible Asset” as of the date of such representation or inclusion, as applicable.

(i)                                     Underwriting Policy & Servicing Standards.  Since November 1, 2004, there have been no changes in the Underwriting Policy and the Servicing Standards which are reasonably likely to result in a Material Adverse Effect.

(j)                                     Collections and Servicing.  The Servicer or an Affiliate is an approved seller/servicer of conventional Mortgage Loans for Fannie Mae and Freddie Mac.  The Servicer or an Affiliate is in good standing to service Mortgage Loans for either Fannie Mae or Freddie Mac, and no event has occurred, including a change in insurance coverage, which would make the Servicer or an Affiliate unable to comply with either Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac.  Since November 1, 2004, there has been no change in the ability of the Servicer to perform its obligations hereunder which is reasonably likely to result in a Material Adverse Effect.

(k)                                  No Event of Default.  No event has occurred and is continuing and no condition exists that constitutes an Event of Default or Potential Event of Default.

(l)                                     Not an Investment Company.  The Servicer is not, and is not controlled by, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

(m)                               ERISA.  Each of the Servicer and its ERISA Affiliates is in compliance in all material respects with ERISA, and no Lien exists in favor of the Pension Benefit Guaranty Corporation (or any Benefit Plan) on any of the Collateral.

(n)                                 Collections.  Only Collections are deposited into the Collection Account.

(o)                                 Mortgage Loans.  On each Loan Date, Addition Date and Prepayment Date, the Servicer represents and warrants that (i) each Mortgage Loan and related property that is to be included in the Collateral on such date, as applicable, is an Eligible Asset and (ii) each such Mortgage Loan and related property satisfies all of the criteria contained in Exhibit D hereto.

ARTICLE IV

CONDITIONS PRECEDENT

SECTION 4.1.   Conditions to Effectiveness of this Agreement.  This Agreement shall become effective on the first day on which the Facility Agent and the Group Agents shall have received the following documents, instruments and fees, all of which shall be in a form and substance acceptable to the them (such day, the “Effective Date”):

(a)                                  A certificate of the Secretary of each of the Borrower, the Originator and the Servicer (i) certifying the names and signatures of the officers and employees authorized on such Person’s behalf to execute all of the Transaction Documents to which it is a party, (ii) attaching a copy of such Person’s organizational documents, including, as applicable, its certificate of incorporation or formation, limited liability company agreement and Bylaws, (iii) attaching a copy of transaction resolutions of, as applicable, the board of directors, board of managers or sole member of such Person and (iv) attaching a certificate of good standing of the Secretary of State of the jurisdiction of organization of such Person.

(b)                                 A copy of a proper financing statement naming the Borrower as the debtor and the Facility Agent, as secured party, and other similar instruments or documents as may be necessary or, in the reasonable opinion of the Facility Agent and the Group Agents, desirable under the Relevant UCC of all appropriate jurisdictions or any comparable law to perfect the Facility Agent’s security interest in all Collateral.

(c)                                  A copy of a proper financing statement naming FIC as debtor, the Borrower as secured party, and the Facility Agent as assignee of the secured party, and other similar instruments or documents as may be necessary or, in the reasonable opinion of the Facility Agent and the Group Agents, desirable under the Relevant UCC of all appropriate jurisdictions or any comparable law to perfect the Collateral that is the subject of the Purchase Agreement.

(d)                                 Copies of proper financing statements, if any, necessary to terminate all security interests and other rights of any Person in Collateral previously granted by the Borrower and the Originator, together with copies of executed lien releases, if any, necessary to terminate all security interests and other rights of any person in Collateral previously granted by the Borrower and the Originator.

(e)                                  Certified copies of requests for information or copies, dated a date reasonably near the Effective Date, listing all effective financing statements which name any of the Originator and the Borrower (under their respective present names and any previous names) as debtor and which are filed both in jurisdictions in which the filings were made pursuant to items (c), (d) and (e) and in those jurisdictions that would have been applicable under the Relevant UCC prior to the enactment of Revised Article 9 thereof, together with copies of such financing statements (none of which shall cover any Collateral or any other property that is the subject of the Transaction Documents).

(f)                                    Evidence of the establishment of the Collateral Account.

(g)                                 Fully executed copies of all Transaction Documents.

(h)                                 An opinion of in-house counsel to the Originator, the Borrower and the Servicer, re:  corporate matters.

(i)                                     An opinion of Hogan & Hartson L.L.P., special counsel to the Originator, the Servicer and the Borrower, re:  enforceability of the Transaction Documents to which each is a party and other corporate matters.

(j)                                     Opinions of special counsel to the Originator and the Borrower, re:  validity and perfection of the security interests granted by the Originator and the Borrower under the Transaction Documents, and other matters.

(k)                                  An opinion of Hogan & Hartson L.L.P., special counsel to the Originator and the Borrower, re:  nonconsolidation.

(l)                                     An opinion of Hogan & Hartson L.L.P., special counsel to the Originator and the Borrower, re:  true sales.

(m)                               An opinion of counsel to the Custodian, re:  corporate matters.

(n)                                 Evidence that the fees specified in the Fee Letters for payment on or prior to the Effective Date have been paid to the related Group Agents.

(o)                                 A pro forma Servicer Report for June 2005.

(p)                                 Such other documents, instruments, certificates, information and opinions of counsel as the Facility Agent and the Group Agents may reasonably request.

SECTION 4.2.   Conditions to Each Loan.  Each Loan is subject to the following conditions precedent on the related Loan Date, Addition Date or Prepayment Date (collectively, the “Loan Conditions”):

(a)                                  Before and after giving effect to such Loan, all of the representations and warranties made by the Borrower, the Originator and the Servicer in this Agreement and the other Transaction Documents shall be true and correct;

(b)                                 Before and after giving effect to such Loan, no Event of Default or Potential Event of Default has occurred and is continuing;

(c)                                  The Termination Date has not occurred;

(d)                                 After giving effect to such Loan, the Borrowing Base Test and the Pool Criteria are satisfied;

(e)                                  After giving effect to such Loan, (i) the Facility Outstanding Principal does not exceed the Facility Limit and (ii) each Group Facility Outstanding Principal shall not exceed the related Group Facility Limit;

(f)                                    After giving effect to such Loan, the aggregate Outstanding Principal Balance of Wet-Ink Mortgage Loans included in the Collateral shall not exceed the greater of (i) 20% of the Facility Outstanding Principal and (ii) $100,000,000;

(g)                                 After giving effect to such Loan, the aggregate Outstanding Principal Balance of Fixed Rate Mortgage Loans included in the Collateral shall not exceed an amount equal to 50% of the Outstanding Principal Balance of all Mortgage Loans included in the Collateral;

(h)                                 On the related Loan Date or Addition Date, as applicable, the Loan shall have an outstanding principal balance of no less than $25,000,000;

(i)                                     No event has occurred and is continuing that, in the sole discretion of the Facility Agent, is reasonably likely to result in a Material Adverse Effect;

(j)                                     The credit, risk management and collection policies of the Originator and the Servicer are satisfactory to the Facility Agent, and the Originator and the Servicer have adequate ability to underwrite Mortgage Loans and to administer the Underwriting Policy and the Servicing Standards;

(k)                                  In connection with a Loan Date or Addition Date, the Borrower has delivered or caused to be delivered (i) to the Facility Agent and each Group Agent a duly completed Loan Notice, substantially free of error, together with all required attachments and such other additional information as any of them may reasonably request and (ii) to the Custodian, all documents and other information required to be delivered pursuant to the Custodial Agreement;

(l)                                     In connection with a Loan Date or Addition Date, the Facility Agent and the Group Agents shall have received from the Custodian (i) in the case of Wet-Ink Mortgage Loans, a copy of the related Mortgage Loan Schedule for such Wet-Ink Mortgage Loans, together with a duly completed Wet-Ink Mortgage Loan Trust Receipt and (ii) in the case of Mortgage Loans other than Wet-Ink Mortgage Loans, (A) a copy of a cumulative Mortgage Loan Schedule that reflects the new Mortgage Loans to be included in the Collateral (other than Wet-Ink Mortgage Loans), (B) copies of a cumulative Permitted Exception Report and cumulative Fatal Exception Report that reflects the new Mortgage Loans to be included in the Collateral (other than Wet-Ink Mortgage Loans) and (C) a copy of a cumulative Trust Receipt that reflects the new Mortgage Loans to be included in the Collateral (other than Wet-Ink Mortgage Loans); and

(m)                               In connection with a Loan Date or Addition Date, the Facility Agent and the Group Agents shall otherwise approve of the Mortgage Loans and related property to be included in the Collateral and the information with respect thereto.

ARTICLE V

COVENANTS

SECTION 5.1.   Affirmative Covenants of Borrower.  At all times from the Effective Date to the later to occur of (i) the Termination Date or (ii) the date on which the Facility Outstanding Principal has been reduced to zero and all other Aggregate Unpaids shall have been paid in full, unless the Group Agents shall otherwise consent in writing:

(a)                                  Financial Reporting.  The Borrower will furnish to the Facility Agent and the Group Agents:

(i)                                     Annual Reporting.  Within ninety (90) days after the close of the Originator’s fiscal year, audited financial statements for the Originator and the Borrower, in each case prepared in accordance with GAAP on a consolidated and consolidating basis including balance sheets as of the end of such period, related statements of operations, shareholder’s/member’s equity and cash flows, accompanied by (A) an unqualified audit report certified by nationally recognized independent certified public accountants prepared in accordance with GAAP, (B) any management letter prepared by said accountants and (C) a certificate of said accountants that, in the course of the foregoing, nothing has come to their attention to cause such accountants to believe that any Event of Default or Potential Event of Default has occurred, or if, in the opinion of such accountants, any Event of Default or Potential Event of Default shall exist, stating the nature and status thereof.  No later than sixty (60) days prior to each Scheduled Commitment Expiry Date, an annual agreed upon procedures report prepared by a nationally recognized independent certified public accounting firm using criteria agreed upon between the Facility Agent and the Servicer, and which report shall otherwise be acceptable to the Facility Agent.

(ii)                                  Quarterly Reporting.  Within thirty (30) days after the close of each fiscal quarter of the Originator and the Borrower (commencing with the fiscal quarter ending December 31, 2005), consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating related statements of operations, shareholder’s/member’s equity and cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by a senior financial officer of the Originator.

(iii)                               Monthly Reporting.  On the dates specified in Section 2.10, a copy of a duly completed Servicer Report.

(iv)                              Compliance Certificate.  Together with the financial statements required hereunder and any Servicer Report, a compliance certificate signed by the Originator’s chief financial officer stating that (x) the attached financial statements have been prepared in accordance with GAAP and accurately reflect the financial condition of the Persons that are the subject of such financial statements as of the time periods to which such financial statements relate and (y) no Event of Default or Potential Event of Default exists, or if any Event of Default or Potential Event of Default exists, stating the nature and status thereof.

(v)                                 Shareholders Statements and Reports.  Promptly upon the furnishing thereof to the shareholders of the Originator, copies of all financial statements, reports and proxy statements so furnished, if any.

(vi)                              S.E.C. Filings.  Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Originator or any Affiliate of the Originator files with the Securities and Exchange Commission, if any.

(vii)                           Notice of Certain Events.  As soon as possible and in any event within two (2) Business Days after the Borrower or any of its Affiliates know or should have known of the occurrence of an Event of Default or Potential Event of Default or any other event that is reasonably likely to result in a Material Adverse Effect, a statement of the chief financial officer or chief accounting officer of the Borrower setting forth reasonable details of such event and the action which the Borrower proposes to take with respect thereto.

(viii)                        Change in Underwriting Policy and Debt Ratings.  Promptly, and no later than three (3) Business Days after the date of any material change in the Underwriting Policy, notice of any such material change and an explanation therefor, together with, if the Underwriting Policy is not otherwise available on the Originator’s

Internet website, a complete copy of the Underwriting Policy then in effect.  Promptly, and no later than three (3) Business Days after the date of any change in the Originator’s public or private debt ratings, if any, a written certification of such Originator’s public and private debt ratings after giving effect to any such change.

(ix)                                ERISA.  Promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event (as defined in Title IV of ERISA) which the Borrower, the Originator, the Servicer or any ERISA Affiliate of any of them files under ERISA with the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Borrower, the Originator, the Servicer or any ERISA Affiliates of any of them receives from the Pension Benefit Guaranty Corporation or the U.S. Department of Labor.

(x)                                   Other Information.  Such other reports and information (including non-financial information) as the Facility Agent or the Group Agents may from time to time reasonably request with respect to the Collateral and the Originator, the Borrower, the Servicer or any Subsidiary of any of the foregoing.

(b)                                 Conduct of Business.  The Borrower will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and will, and will cause the Originator to, do all things necessary to remain duly organized, validly existing and in good standing as a domestic limited liability company or corporation (as applicable) in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except, in the case of the Originator, where the absence of such authority is not reasonably likely to result in a Material Adverse Effect.

(c)                                  Compliance with Laws.  The Borrower will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it or its respective properties may be subject.

(d)                                 Furnishing of Information and Inspection of Records.  At its expense, the Borrower will furnish to the Facility Agent and the Group Agents from time to time such information with respect to the Collateral as the Facility Agent or the Group Agents may reasonably request, including, without limitation, listings identifying the Obligor and the Outstanding Principal Balance for each Mortgage Loan, together with an aging history of the Mortgage Loans.  At its expense, the Borrower will at any time and from time to time during regular business hours and upon reasonable notice permit the Facility Agent and the Group Agents, or their respective agents or representatives, (i) to examine and make copies of and abstracts from all Servicing Records and (ii) to visit the offices and properties of the Borrower for the purpose of examining the Servicing Records and other related systems and information, and to discuss matters relating to the Collateral or the performance of any such Person hereunder and under the other Transaction Documents to which such Person is a party with any of the officers, directors, employees or independent public accountants of such Person, as applicable, having knowledge of such matters.

(e)                                  Keeping of Records and Books of Account.  The Borrower will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Collateral in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of the Collateral (including, without limitation, records adequate to permit the daily identification of each outstanding Mortgage Loan and all Collections of and adjustments to each outstanding Mortgage Loan).  The Borrower will give the Facility Agent and the Group Agents notice of any material change in the administrative and operating procedures of such Persons, as applicable, referred to in the previous sentence.

(f)                                    Performance and Compliance with Mortgage Loan Documents.  The Borrower will take no action to hinder or delay the timely and full compliance of the Originator with all material provisions, covenants and other promises required to be observed by the Originator under the Mortgage Loan Documents related to the Collateral.

(g)                                 Underwriting Policy; Servicing.  The Borrower will comply in all material respects with the Underwriting Policy and Servicing Standards in regard to each Mortgage Loan and related Collateral.  Any Mortgage Loan originated by FIC shall at all times be subserviced by an Eligible Subservicer pursuant to a binding and enforceable agreement between the Servicer and such Eligible Subservicer (copies of which, together with all amendments and modifications thereto, shall be provided to the Facility Agent and the Group Agents).

(h)                                 Collections.  The Borrower shall hold in trust and cause all Collections to be deposited directly into the Collection Account within two (2) Business Days after receipt thereof.

(i)                                     Sale Treatment.  The Borrower will not (i) account for (excluding for tax and accounting purposes, which shall be in the discretion of the Borrower and the Originator), or otherwise treat, the transactions contemplated by the Purchase Agreement in any manner other than as sales of Mortgage Loans, or (ii) account for or otherwise treat the transactions contemplated by this Agreement in any manner other than as loans made by the Lenders (or the Facility Agent on their behalf) secured by the Collateral.  In addition, the Borrower shall disclose (in a footnote or otherwise) in all of its respective financial statements (including any such financial statements consolidated with any other Person’s financial statements) that the assets of the Originator and the Borrower are not available to satisfy the creditors of any other Person.

(j)                                     Authorized Business.  The Borrower shall not engage in any business not permitted by its Certificate of Formation and Limited Liability Company Agreement as in effect on the Effective Date or as amended from time to time with the prior written consent of the Facility Agent.

(k)                                  Organizational Documents.  The Borrower shall only amend, alter, change or repeal its Certificate of Formation or Limited Liability Company Agreement with the prior written consent of the Facility Agent (acting at the direction of the Required Committed Lenders).

(l)                                     Solvency.  The Borrower will at all times have assets sufficient (i) to enable it to pay its debts generally as they become due and (ii) such that it will not be rendered insolvent by the transactions contemplated herein and in the other Transaction Documents.

(m)                               Enforcement of Purchase Agreement.  The Borrower shall use its best efforts to enforce all rights held by it under the Purchase Agreement and shall not waive any breach of any covenant contained thereunder without the prior written consent of the Facility Agent (acting at the direction of the Required Committed Lenders).

(n)                                 Separate Existence.  The Borrower shall at all times until all of the Aggregate Unpaids are paid in full:

(i)                                     maintain accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts, maintain the Borrower’s own deposit account or accounts, separate from those of any other Person, with commercial banking institutions and ensure that (1) the funds of the Borrower will not be diverted to any other Person or for other than limited liability company uses of the Borrower and (2) such funds not be commingled with the funds of any other Person;

(ii)                                  at all times hold itself out to the public and all other Persons as a legal entity separate from its equity owners and any other Person;

(iii)                               have a Board of Directors separate from that of its equity owners and any other Person;

(iv)                              file its own tax returns, if any, as may be required under applicable law, to the extent (1) not part of a consolidated group filing a consolidated return or returns or (2) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law;

(v)                                 not commingle its assets with assets of any other Person;

(vi)                              conduct its business in its own name and strictly comply with all organizational formalities to maintain its separate existence;

(vii)                           maintain and issue separate financial statements (other than consolidated financial statements as required by generally accepted accounting principles and as permitted in the Transaction Documents) prepared not less frequently than quarterly and prepared in accordance with the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such accounting profession as in effect from time to time;

(viii)                        pay its own obligations only out of its own funds;

(ix)                                maintain an arm’s length relationship with its Affiliates and its equity owners including but not limited entering into all material transactions between the Borrower and any of its Affiliates, whether currently existing or hereafter entered into, only on an arm’s-length basis, it being understood and agreed that the transactions contemplated in the Transaction Documents meet the requirements of this clause (ix);

(x)                                   pay the salaries of its own employees, if any and, to the extent that the Borrower shares the same officers or other employees as any of its equity owners or Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees;

(xi)                                not hold out its credit or assets as being available to satisfy the obligations of others;

(xii)                             to the extent that the Borrower jointly contracts with any of its equity owners or Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs;

(xiii)                          to the extent that the Borrower contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods or services are provided, and each such entity shall bear its fair share of such costs;

(xiv)                         either maintain office space separate from the office space of the Originator or its Affiliates or, to the extent that the Borrower and any of its equity owners or Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses

(xv)                            use separate stationery, invoices and checks;

(xvi)                         except as contemplated by the Transaction Documents, not pledge its assets for the benefit of any other Person;

(xvii)                      correct any known misunderstanding regarding its separate identity;

(xviii)                   maintain adequate capital in light of its contemplated business purpose, transactions and liabilities;

(xix)                           cause its Board of Directors to meet at least annually or act pursuant to written consent and keep minutes of such meetings and actions and observe all other Delaware limited liability company formalities;

(xx)                              conduct its affairs strictly in accordance with its Certificate of Formation and this Agreement and observe all necessary, appropriate and customary corporate formalities, including, but not limited to, holding all regular and special meetings of its Board of Directors and equity owners appropriate to authorize all limited liability company action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken;

(xxi)                           not assume or guarantee any of the liabilities of any other Person;

(xxii)                        not acquire any securities of its equity owners;

(xxiii)                     cause the Directors, Officers, agents and other representatives of the Borrower to act at all times with respect to the Borrower consistently and in furtherance of the foregoing and in the best interests of the Borrower; and

(xxiv)                    take, or refrain from taking, as the case may be, all other actions that are reasonably necessary to be taken or not to be taken in order to comply with this Section 5.1(n).

SECTION 5.2.   Negative Covenants of the Borrower.  At all times from the Effective Date to the later to occur of (i) the Termination Date or (ii) the date on which the Facility Outstanding Principal has been reduced to zero and all other Aggregate Unpaids shall have been paid in full, unless the Group Agents shall otherwise consent in writing:

(a)                                  No Sales, Liens, Etc.  Except as otherwise provided herein and in the Purchase Agreement, the Borrower will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon or the filing of any financing statement with respect to (x) any of the Collateral, or (y)  the Collection Account or assign any right to receive income in respect thereof (other than the Lien of the Facility Agent hereunder).

(b)                                 No Extension or Amendment of Mortgage Loans.  The Borrower will not extend, amend or otherwise modify the terms of any Mortgage Loan, or amend, modify or waive any term or condition of any Mortgage Loan Document related thereto, except in accordance with the Underwriting Policy and the Servicing Standards, without the prior written consent of the Facility Agent and the Group Agents.

(c)                                  No Change in Business, Underwriting Policy or Servicing Standards.  The Borrower will not make any change in the character of its business or in the Underwriting Policy or the Servicing Standards, which change would, in either case, impair the collectibility of any material portion of the Collateral or otherwise have a Material Adverse Effect.

(d)                                 No Mergers, Etc.  The Borrower will not consolidate or merge with or into any other Person, or sell, lease or loan all or substantially all of its assets to any other Person.

(e)                                  Change in Payment Instructions to Obligors; Deposits to Collection Account.  The Borrower will not add or terminate any financial institution as the holder of the Collection Account or make any change in procedures regarding payments of Collections or any change in its instructions to the financial institution holding the Collection Account regarding payment and deposits of Collections, without the prior written consent of the Facility Agent and the Group Agents.  The Borrower will not, and will not permit the Originator or the Servicer to, deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Collection Account cash or cash proceeds other than Collections of Collateral.

(f)                                    Change of Name, Etc.  The Borrower will not change its name, identity, corporate form or jurisdiction of organization unless at least ten (10) days prior to the effective date of any such change it delivers to the Facility Agent such documents, instruments or agreements as are necessary or advisable to reflect such change and to continue the perfection of the Facility Agent’s security interest in the Collateral.

(g)                                 Amendments to Purchase Agreement.  The Borrower will not consent to any amendment, modification or waiver of, or supplement to, any provision of the Purchase Agreement, except with the prior written consent of the Group Agents; nor shall the Borrower take any other action under the Purchase Agreement that is inconsistent with the terms of this Agreement or the Purchase Agreement.

(h)                                 Other Debt.  Except as provided for herein, the Borrower will not create, incur, assume or suffer to exist any indebtedness, whether current or funded, or any other liability other than (i) indebtedness of the Borrower under or as specifically permitted by the Transaction Documents and (ii) other indebtedness with Persons who have not executed an agreement not to institute an insolvency proceeding against the Borrower in substantially the form of Section 10.8 in an amount not to exceed $10,500 at any one time outstanding.

(i)                                     ERISA Matters.  The Borrower will not, and will not permit the Originator to, (i) engage or permit any of its respective ERISA Affiliates to engage in any prohibited transaction (as defined in Section 4975 of the Code and Section 406 of ERISA) for which an exemption is not available or has not previously been obtained from the U.S. Department of Labor; (ii) permit to exist any accumulated funding deficiency (as defined in Section 302(a) of ERISA and Section 412(a) of the Code) or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan; (iii) fail to make any payments to any Multiemployer Plan that the Borrower, the Originator or any ERISA Affiliate of any of them is required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto, or permit an ERISA Affiliate of any of them to fail to make any such material payments to any Multiemployer Plan such ERISA Affiliate is so required to make; (iv) terminate any Benefit Plan so as to result in any liability; or (v) permit to exist any occurrence of any reportable event described in Title IV of ERISA which represents a material risk of a liability to the Borrower, the Originator or any ERISA Affiliate of any of them under ERISA or the Code, if such prohibited transactions, accumulated funding deficiencies, payments, terminations and reportable events occurring within any fiscal year of any of them, in the aggregate, involve a payment of money or an incurrence of liability by any of them or any ERISA Affiliate of any of them.

(j)                                     Payments to the Originator.  With respect to any Mortgage Loan and related property sold or contributed by the Originator to the Borrower, the Borrower shall effect such sale or contribution under, and pursuant to the terms of, the Purchase Agreement, including, without limitation, the payment by the Borrower of consideration equal to the purchase price for such Mortgage Loan and related property as required by the terms of the Purchase Agreement.

(k)                                  Enforcement of Rights and Remedies.  The Borrower agrees to take all action (or to refrain from taking action) reasonably necessary or advisable to enforce its rights and remedies under the Purchase Agreement and to cause the parties to the Purchase Agreement to comply with their representations, warranties, covenants, duties and obligations.  In determining whether or not to take action (or to refrain from taking action) under the Purchase Agreement, the Borrower shall (i) consult with (and, after an Event of Default, take direction from) the Facility Agent and the Group Agents and (ii) take into account with its own interests the significant interests of the Facility Agent, the Group Agents and the Lenders under this Agreement and in the Collateral.  Notwithstanding the foregoing, the Borrower shall not be required to take any action (or to refrain from taking action) in contravention of applicable laws, rules, regulations and the terms of the Transaction Documents and the Mortgage Loan Documents.

SECTION 5.3.   Covenants of the Servicer.  At all times from the Effective Date to the later to occur of (i) the Termination Date or (ii) the date on which the Facility Outstanding Principal has been reduced to zero and all other Aggregate Unpaids shall have been paid in full, unless the Group Agents shall otherwise consent in writing:

(a)                                  Conduct of Business.  The Servicer will, and will cause the Originator to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and will, and will cause the Originator to, do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted except, in the case of the Originator, where the absence of such authority is not reasonably likely to result in a Material Adverse Effect.

(b)                                 Compliance with Laws and Agreements.  The Servicer will, and will cause the Originator to, (i) comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it or its respective properties may be subject and (ii) perform all of its obligations under each Transaction Document, Mortgage Loan and Mortgage Loan Document to which it is a party, except where the failure to comply and/or perform is not reasonably likely to result in a Material Adverse Effect.

(c)                                  Furnishing of Information and Inspection of Records.  The Servicer will, and will cause the Originator to, furnish to the Facility Agent and the Group Agents from time to time such information and reports with respect to the Servicer, the Originator and the Collateral as the Facility Agent or the Group Agents may reasonably request (including, without limitation, listings identifying the Obligor and the Outstanding Principal Balance for each Mortgage Loan, together with an aging history of the Mortgage Loans).  The Servicer will, and will cause the Originator to, at any time and from time to time during regular business hours and upon reasonable notice permit the Facility Agent and the Group Agents, or their respective agents or representatives, (i) to examine and make copies of and abstracts from all Servicing Records and (ii) to visit the offices and properties of the Servicer or the Originator, as applicable, for the purpose of examining the Servicing Records and other related systems and information, and to discuss matters relating to the Collateral or the performance of any such Person hereunder and under the other Transaction Documents to which such Person is a party with any of the officers, directors, employees or independent public accountants of such Person, as applicable, having knowledge of such matters.

(d)                                 Keeping of Records and Books of Account.  The Servicer will, and will cause the Originator to, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Collateral in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of the Collateral (including, without limitation, records adequate to permit the daily identification of each outstanding Mortgage Loan and all Collections of and adjustments to each outstanding Mortgage Loan).  The Servicer will, and will cause the Originator to, give the Facility Agent and the Group Agents notice of any material change in the administrative and operating procedures of such Persons, as applicable, referred to in the previous sentence.

(e)                                  Underwriting Policy; Servicing.  The Servicer will, and will cause the Originator to, comply in all material respects with the Underwriting Policy and Servicing Standards in regard to each Mortgage Loan and related Collateral.  Any Mortgage Loan originated by FIC shall at all times be subserviced by an Eligible Subservicer pursuant to a binding and enforceable agreement between the Servicer and such Eligible Subservicer (copies of which, together with all amendments and modifications thereto, shall be provided to the Facility Agent and the Group Agents).

(f)                                    Collections.  The Servicer shall, and shall cause the Originator and the Borrower to, hold in trust and to cause all Collections to be deposited directly into the Collection Account within two (2) Business Days after receipt thereof.

(g)                                 Solvency.  The Servicer will at all times have assets sufficient (i) to enable it to pay its debts generally as they become due and (ii) such that it will not be rendered insolvent by the transactions contemplated herein and in the other Transaction Documents.

(h)                                 No Extension or Amendment of Mortgage Loans.  The Servicer will not, and will not permit the Originator to, extend, amend or otherwise modify the terms of any Mortgage Loan, or amend, modify or waive any term or condition of any Mortgage Loan Document related thereto, except in accordance with the Underwriting Policy and the Servicing Standards, without the prior written consent of the Facility Agent and the Group Agents.

(i)                                     No Change in Business, Underwriting Policy or Servicing Standards.  The Servicer will not, and will not permit the Originator to, make any change in the character of its business or in the Underwriting Policy or the

Servicing Standards, which change would, in either case, impair the collectibility of any material portion of the Collateral or otherwise have a Material Adverse Effect.

(j)                                     Change in Payment Instructions to Obligors; Deposits to Collection Account.  The Servicer will not, and will not permit the Originator to, add or terminate any financial institution as the holder of the Collection Account or make any change in procedures regarding payments of Collections or any change in its instructions to the financial institution holding the Collection Account regarding payment and deposits of Collections, without the prior written consent of the Facility Agent and the Group Agents.  The Servicer will not, and will not permit the Originator to, deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Collection Account cash or cash proceeds other than Collections or proceeds of Collateral.

(k)                                  Maintenance of Insurance.  The Servicer shall, and shall cause the Originator to, at all times maintain errors and omissions insurance and/or mortgage impairment insurance and blanket fidelity bond coverage in such amounts as are in effect on the Effective Date (as disclosed to the Facility Agent and the Group Agents in writing), and shall not reduce such coverage without the prior written consent of the Facility Agent and the Group Agents, and shall also maintain such other insurance with financially sound and reputable insurance companies, and with respect to property and risks of a character usually maintained by Persons engaged in the same or similar business similarly situated, against loss, claims, damage and liability of the kinds and in the amounts customarily maintained by such Persons.

(l)                                     Committed Warehouse Facility.  While FIC or an Affiliate of FIC is the Servicer, the Servicer shall cause the Originator to maintain, at all times during the term of this Agreement, one or more committed loan facilities with one or more nationally recognized and established lenders (other than the Facility Agent and its Affiliates) that, in the aggregate on a committed basis, have an aggregate committed amount of funds available to the Originator equal to at least $500,000,000.

(m)                               Minimum Consolidated Adjusted Tangible Net Worth.  While FIC or an Affiliate of FIC is the Servicer, the Servicer shall cause the Originator to maintain, at all times, a minimum Consolidated Adjusted Tangible Net Worth of at least $250,000,000.

(n)                                 Indebtedness to Consolidated Adjusted Tangible Net Worth Ratio.  While FIC or an Affiliate of FIC is the Servicer, the Servicer shall cause the Originator’s (i) combined ratio of consolidated Indebtedness to Consolidated Adjusted Tangible Net Worth not to exceed 16:1 at any time and

(ii) combined ratio of consolidated Indebtedness (net of non-recourse Indebtedness) to Consolidated Adjusted Tangible Net Worth not to exceed 10:1 at any time.

(o)                                 Maintenance of Liquidity.  While FIC or an Affiliate of FIC is the Servicer, the Servicer shall cause the Originator to maintain, on a combined basis, cash, cash equivalents and unencumbered mortgage loans held for sale or securitization of at least $15,000,000.

ARTICLE VI

ADMINISTRATION AND COLLECTIONS

SECTION 6.1.   Appointment of Servicer.  The servicing, administering and collection of the Mortgage Loans and related Collateral shall be conducted by such Person (the “Servicer”) as may be designated from time to time in accordance with this Section 6.1.  Until the Facility Agent (acting at the direction of the Required Committed Lenders) gives notice to the Borrower of the designation of a new Servicer pursuant to the next sentence, FIC is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer under this Agreement and the other Transaction Documents.  If an Event of Default has occurred and is continuing, the Facility Agent may (with the consent of the Required Committed Lenders), and upon the direction of the Required Committed Lenders the Facility Agent shall, designate as Servicer any Person (including itself) to succeed FIC or any successor Servicer, on the condition in each case that any such Person so designated shall agree in writing to perform the duties and obligations of the Servicer pursuant to the terms hereof, and such Person can perform its obligations under this Agreement and the other Transaction Documents in compliance with all applicable laws, rules or regulations.  If an Event of Default has occurred and is continuing, the Facility Agent (acting at the direction of the Required Committed Lenders) may notify any Obligor of the designation of a successor Servicer.  FIC may not delegate any of its rights, duties or obligations hereunder except to an Eligible Subservicer upon notice to the Facility Agent; provided that such delegation shall not relieve FIC of its duties and obligations as Servicer hereunder and under the other Transaction Documents.

SECTION 6.2.   Duties of Servicer.  (a)  The Servicer shall take or cause to be taken all such action as may be necessary or advisable to collect amounts due under each Mortgage Loan from time to time, with such servicing and collection activities to be in compliance with all applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Transaction Documents and the Servicing Standards.  In performing its duties hereunder and under the other Transaction Documents, the Servicer shall (i) take, or refrain from taking, action in accordance with the Servicing Standards, the Transaction Documents and the instructions of the Facility Agent, (ii) comply with all applicable Federal, state and local laws, rules, regulations and orders, (iii) maintain all Federal, state and local licenses, permits and consents necessary or advisable in each applicable jurisdiction for it to perform its duties as Servicer as described above and (iv) not impair in any manner the rights of the Facility Agent, the Group Agents and the Lenders in any Collateral or proceeds of Collateral.  If the Servicer shall discover that it, the

Borrower or the Originator (or any agent on behalf of either of them) has failed to perform such Person’s obligations under any Transaction Document or any Mortgage Loan Document, the Servicer shall provide immediate written notice to the Facility Agent and the Group Agents.

Each of the Borrower, the Facility Agent, the Group Agents and the Lenders hereby appoints as its agent the Servicer, from time to time designated pursuant to Section 6.1 hereof, to enforce its respective rights and interests in, to and under the Collateral, and FIC hereby accepts such appointment on the Effective Date.  To the extent permitted by applicable law, each of the Borrower and FIC (to the extent not then acting as Servicer hereunder) hereby grants to any Servicer appointed hereunder an irrevocable power of attorney to take in the Borrower’s and/or FIC’s name and on behalf of the Borrower or FIC any and all steps necessary or desirable, in the reasonable determination of the Servicer, to collect all amounts due under any and all Collateral, including, without limitation, endorsing the Borrower’s and/or the FIC’s name on checks and other instruments constituting the Collateral.  The Borrower shall deliver or cause to be delivered to the Servicer, and the Servicer shall hold in trust for the Borrower, the Facility Agent, the Group Agents and the Lenders, in accordance with their respective interests, all Servicing Records relating to the Collateral.  Notwithstanding anything to the contrary contained herein, if an Event of Default has occurred and is continuing, the Facility Agent shall have the absolute and unlimited right to direct the Servicer (whether the Servicer is FIC or any other Person) to commence or settle any legal action to enforce collection of any Mortgage Loan or to foreclose upon or repossess any Collateral.  The Servicer shall not make the Facility Agent, the Group Agents or the Lenders a party to any litigation relating to a portion of the Collateral without the prior written consent of such Person.  The Servicer shall not be liable to the Facility Agent, the Group Agents or the Lenders for any action or inaction that was directed by the Facility Agent or the Group Agents; provided that the foregoing shall not apply to any failure of the Servicer to follow the directions of the Facility Agent or in the case of the gross negligence, bad faith or willful misconduct of the Servicer.

(b)                                 The Servicer shall, as soon as practicable following receipt thereof, return to the Person entitled thereto any collections of any indebtedness of any Person which is not related to the Collateral.  If the Servicer is not FIC or an Affiliate of FIC, the Servicer, by giving thirty (30) days’ prior written notice to the Facility Agent, may revise the Servicing Fee; provided that such revised Servicing Fee shall be a reasonable fee agreed upon by the Servicer and the Facility Agent (acting at the direction of the Required Committed Lenders) on an arms-length basis reflecting rates and terms prevailing at such time.  The Servicer, if other than FIC or an Affiliate of FIC, shall as soon as practicable upon demand, deliver to the Originator all Servicing Records in its possession which evidence or relate to indebtedness of an Obligor which is not a part of the Collateral.

(c)                                  Notwithstanding anything to the contrary contained in this Article VI, the Servicer, if not FIC or an Affiliate of FIC, shall have no obligation to collect, enforce or take any other action described in this Article VI with respect to any indebtedness that is not included in the Collateral other than to deliver to the Persons entitled thereto the collections and documents with respect to any such indebtedness as described in Section 6.2(b) hereof.

SECTION 6.3.   Rights After Designation of New Servicer or an Event of Default.  At any time following the designation of a replacement Servicer pursuant to Section 6.1 hereof or following an Event of Default:

(i)                                     The Facility Agent may (with the consent of the Required Committed Lenders) or shall, at the direction of the Required Committed Lenders, direct the underlying mortgage loan borrowers to pay all amounts payable under any Mortgage Loan directly to the Facility Agent or its designee for the benefit of the Lenders and Group Agents.

(ii)                                  The Borrower and FIC shall, at the request of the Facility Agent (with the consent of the Required Committed Lenders) and at the Borrower’s expense, give notice of the Facility Agent’s security interest in the Collateral to each Obligor and direct that payments be made directly to the Facility Agent or its designee.

(iii)                               The Borrower and FIC shall, at the request of the Facility Agent (with the consent of the Required Committed Lenders), (A) assemble all of the Servicing Records, and shall make the same available to the Facility Agent or its designee at a place selected by the Facility Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections and other proceeds of Collateral in a manner acceptable to the Facility Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Facility Agent or its designee.

(iv)                              The Borrower and FIC hereby authorize the Facility Agent to take any and all steps in the Borrower’s or FIC’s name and on behalf of the Borrower and FIC necessary or desirable, in the reasonable determination of the Facility Agent (with the consent of the Required Committed Lenders), to collect all amounts due under any and all Collateral, including, without limitation, endorsing the Borrower’s or FIC’s name on checks and other instruments representing Collections and other proceeds of Collateral and enforcing the Mortgage Loan Documents relating to the Collateral.

SECTION 6.4.   No Liability.  Anything herein to the contrary notwithstanding, (i) neither the Facility Agent, the Group Agents nor any of the Lenders shall have any obligation or liability with respect to any Mortgage Loan or related Collateral, nor shall it be obligated to perform any of the obligations of the Originator thereunder and (ii) neither the Borrower or its Affiliates shall have any liability with respect to any private placement memorandum or other disclosure delivered by or on behalf of a Conduit Lender to holders of such Conduit Lender’s Commercial Paper.

SECTION 6.5.   Servicer Indemnification.  The Servicer shall indemnify and hold harmless the Facility Agent, the Group Agents and the Lenders and their permitted assigns (and their respective directors, officers, employees and agents), from and against any loss, liability, claim, expense, damage or injury suffered or sustained by reason of any breach by the Servicer of any of its representations, warranties or covenants contained in this Agreement and the other Transaction Documents, including any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual action, proceeding or claim; provided that the Servicer shall not indemnify any such Person if such acts or omissions were attributable to gross negligence or willful misconduct by such Person or its officers, directors, agents or Affiliates; provided further that this Section 6.5 shall not apply to any losses attributable to the financial inability of an Obligor to pay.  The provisions of such indemnity shall run directly to and be enforceable by any of the Facility Agent, the Group Agents and the Lenders.  The provisions of this Section 6.5 shall survive the termination of this Agreement.

ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.1.   Events of Default.  The occurrence of any one or more of the following events shall constitute an Event of Default:

(a)                                  the Borrower, the Originator or the Servicer (if the Servicer is FIC or an Affiliate of FIC) shall fail to make any payment or deposit to be made by it hereunder or under any of the Transaction Documents when due hereunder or thereunder; or

(b)                                 any representation, warranty, certification or statement made by the Borrower, the Originator or the Servicer (if the Servicer is FIC or an Affiliate of FIC) in this Agreement, any other Transaction Document to which it is a party or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made, and such inaccuracy has not been previously remedied in accordance with Section 2.8 of this Agreement; or

(c)                                  the Borrower, the Originator or the Servicer (if the Servicer is FIC or an Affiliate of FIC) shall default in the performance of any material covenant, obligation or undertaking (other than those covered by clause (a) above); or

(d)                                 failure of the Borrower, the Originator or the Servicer (if the Servicer is FIC or an Affiliate of FIC) to pay when due any amounts due under any agreement to which any such Person is a party and under which any Indebtedness greater than $20,000,000 ($10,500 in the case of the Borrower) is governed (after giving effect to any applicable cure periods); or any Indebtedness owing by the Borrower, the Originator or the Servicer (if the Servicer is FIC or an Affiliate of FIC) greater than $20,000,000 ($10,500 in the case of the Borrower) shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof; or

(e)                                  any Event of Bankruptcy shall occur with respect to the Borrower, the Originator or the Servicer (if the Servicer is FIC or an Affiliate of FIC); or

(f)                                    the Facility Agent, on behalf of the Lenders and the Group Agents, shall, for any reason, fail or cease to have a valid and perfected ownership or security interest in any material portion of Collateral with respect thereto (as determined by the Facility Agent in its sole good faith discretion) free and clear of any Liens (other than the Lien of the Facility Agent hereunder); or

(g)                                 the Purchase Termination Date shall have occurred under the Purchase Agreement; or

(h)                                 any change in the property, business, financial condition or operations of the Borrower, the Originator, the Servicer or any of their affiliates shall occur, and such change constitutes a material impairment of any such Person’s ability to perform its obligations under the Transaction Documents (in each case as determined by the Facility Agent in its sole good faith discretion), or any other condition shall exist which, in the Facility Agent’s sole good faith discretion, constitutes a material impairment of the Borrower’s ability to perform its obligations under the Transaction Documents; or

(i)                                     any of the Borrower, the Originator or the Servicer shall be required to register as an “investment company” under the Investment Company Act of 1940, as amended; or

(j)                                     any report of nationally recognized independent auditors of the Originator or the Servicer includes a “going concern” or similar qualification; or

(k)                                  a notice of Lien has been filed against the Borrower, the Originator or the Servicer or any of their ERISA Affiliates covering any portion of the Collateral under Section 412(n) of the Code or Section 302(f) of ERISA for a failure to make a required installment or other payment to a plan to which such provisions apply; or

(l)                                     the failure of FIC at any time to be qualified as a “real estate investment trust” as defined in Section 856 of the Code; or

(m)                               a Change of Control shall have occurred; or

(n)                                 the failure at any time to have a Person satisfying the definition of “Eligible Subservicer” obligated to perform the duties of Eligible Subservicer with respect to Mortgage Loans and related property originated by the Originator; or

(o)                                 the Yield Test is not satisfied on any date of determination, and such condition continues unremedied for two (2) Business Days; or

(p)                                 the Borrowing Base Test is not satisfied, and such condition continues unremedied for three (3) consecutive Settlement Dates; or

(q)                                 the Facility Outstanding Principal exceeds 94.5% of the aggregate Market Value of all Mortgage Loans included in the Collateral, and such condition continues unremedied for two (2) Business Days after the Facility Agent provides notice to the Borrower or the Servicer; or

(r)                                    any of the Pool Criteria are not satisfied, and such condition continues unremedied for ten (10) Business Days.

SECTION 7.2.   Remedies Upon the Occurrence of an Event of Default.  (a)  If an Event of Default has occurred and is continuing, the Facility Agent may (with the consent of the Required Committed Lenders), or at the direction of the Required Committed Lenders shall, by notice to the Borrower and the Servicer, declare the Termination Date to have occurred; provided, however, that in the case of any event described in Section 7.1(e) above, the Termination Date shall be deemed to have occurred automatically upon the occurrence of such event.  At all times after the declaration or automatic occurrence of the Termination Date pursuant to this Section 7.2(a), the Base Rate plus 2% shall be the Yield Rate applicable to the Facility Outstanding Principal and, if an Event of Default has occurred, all Aggregate Unpaids shall become immediately due and payable.  If an event or condition shall have occurred which constitutes a Potential Event of Default, the Facility Agent may (at the direction of the Required Committed Lenders), by notice to the Borrower, declare such event or condition a Potential Event of Default.

(b)                                 In addition, if the Termination Date has been declared pursuant to Section 7.2(a), (i) the Facility Agent, on behalf of the Lenders and the Group Agents, shall have all of the rights and remedies provided to a secured creditor under the Relevant UCC and other applicable law in respect thereto, (ii) the Facility Limit shall be reduced as of each calendar date thereafter to equal the Facility Outstanding Principal as of such date, and (iii) the Facility Agent, at the direction of the Required Committed Lenders, shall take any other action available to it under this Agreement and the other Transaction Documents (including, but not limited to, exercising its rights under Section 2.7 and Article VI hereof, under the Custodial Agreement and its rights of control of the Collection Account in accordance with the Account Control Agreement).

ARTICLE VIII

INDEMNIFICATION; EXPENSES; RELATED MATTERS

SECTION 8.1.   Indemnities by the Borrower.  Without limiting any other rights which the Facility Agent, the Group Agents or the Lenders may have hereunder or under applicable law, the Borrower hereby agrees to indemnify the Facility Agent, the Group Agents and the Lenders and any of their successors and permitted assigns and their respective officers, directors, agents and employees (collectively, “Indemnified Parties”) from and against any and all damages, losses, claims, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees (which such attorneys may be employees of the Facility Agent or the Group Agents) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them in any action or proceeding between the Borrower and its agents, on the one hand, and any of the Indemnified Parties or between any of the Indemnified Parties and any third party or otherwise, on the other hand, arising out of or as a result of this Agreement, the other Transaction Documents, the interests, either directly or indirectly, of the Facility Agent, the Group Agents or the Lenders in the Collateral or any of the other transactions contemplated hereby or thereby, excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence, bad faith or willful misconduct on the part of an Indemnified Party and (ii) recourse (except as otherwise specifically provided in this Agreement) for Mortgage Loans that are uncollectible for reasons other than as a result of the actions or omissions of the Borrower and its Affiliates.  Without limiting the generality of the foregoing, but subject in all respects to the limitations set forth in clauses (i) and (ii) above, the Borrower shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

(a)                                  any representation or warranty made by the Borrower or any officers or agents of the Borrower under or in connection with this Agreement, any of the other Transaction Documents, any Servicer Report or any other information or report delivered by any of them pursuant hereto or thereto, which shall have been false or incorrect in any material respect when made;

(b)                                 the failure by the Borrower to comply with any applicable law, rule, regulation or order with respect to any item of Collateral, or the nonconformity of any Mortgage Loan or Mortgage Loan Document with any such applicable law, rule, regulation or order;

(c)                                  the failure to vest and maintain vested in the Facility Agent, for the benefit of the Lenders and the Group Agents, an undivided perfected security interest in the Collateral, free and clear of any Lien (other than the Lien of the Facility Agent hereunder);

(d)                                 the failure to file, or any delay in filing, financing statements, continuation statements, or other similar instruments or documents under the Relevant UCC or other applicable laws with respect to any item of Collateral;

(e)                                  any dispute, claim, offset or defense (other than discharge in bankruptcy) of an Obligor to the payment of any Mortgage Loan (including, without limitation, a defense based on such Mortgage Loan or related Mortgage Loan Documents not being legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim, loss or liability arising in connection with or resulting from such Mortgage Loan;

(f)                                    any failure of the Borrower or any agent of the Borrower to perform its duties or obligations in accordance with the provisions of this Agreement and the other Transaction Documents;

(g)                                 any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with any Mortgage Loan, any Mortgaged Property or the Mortgage Loan Documents, including any violation or alleged violation of any environmental law, rule, regulation or order or any consumer credit laws, including, without limitation, laws, rules, regulations or orders with respect to unfair or deceptive lending practices and predatory lending practices, any truth-in-lending act and real estate procedures act;

(h)                                 any Loan made with respect to any item of Collateral that does not constitute an Eligible Asset;

(i)                                     the failure by the Borrower or any agent of the Borrower to comply with any term, provision or covenant made by it contained in this Agreement or any of the other Transaction Documents to which it is a party;

(j)                                     the failure to pay when due any taxes by the Borrower or its agents, including without limitation, sales, excise or personal property taxes payable in connection with any of the Collateral;

(k)                                  any repayment by any Indemnified Party of any amount previously distributed in reduction of Facility Outstanding Principal which such Indemnified Party believes in good faith is required to be made;

(l)                                     the commingling of Collections of Collateral by the Borrower or its agents at any time with other funds that do not constitute Collections or proceeds of Collateral;

(m)                               any investigation, litigation or proceeding related to this Agreement, any of the other Transaction Documents, the Mortgage Loan Documents, the use of proceeds of Loans, the Facility Agent’s security interest in the Collateral, or any item of Collateral;

(n)                                 the failure of any bank or other financial institution to remit any Collections or proceeds of Collateral pursuant to the instructions of the Servicer, the Borrower or the Facility Agent (to the extent such Person is entitled to give such instructions in accordance with the terms hereof and under applicable law) whether by reason of the exercise of set-off rights or otherwise (unless the set-off is made by a Lender);

(o)                                 any inability to obtain any judgment in or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the Borrower or its agents to qualify to do business or file any notice of business activity report or any similar report;

(p)                                 any failure of the Borrower to give reasonably equivalent value to the Originator in consideration of the purchase by the Borrower from the Originator of any Mortgage Loan and related property, or any attempt by any Person to void, rescind or set-aside any such transfer and sale (or purported transfer and sale) under statutory provisions or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code; or

(q)                                 any action taken by the Borrower or its agents in the enforcement or collection of any item of Collateral.

SECTION 8.2.   Indemnity for Reserves and Expenses.  (a)  If after the date hereof, the adoption of any Law or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Law or bank regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official Body (in the case of any bank regulatory guideline, whether or not having the force of Law):

(i)                                     shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party or shall impose on any Indemnified Party or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Collateral or payments of amounts due hereunder or its obligation to advance funds hereunder or under the other Transaction Documents; or

(ii)                                  imposes upon any Indemnified Party any other expense (including, without limitation, reasonable attorneys’ fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Collateral or payments of amounts due hereunder or its obligation to advance funds hereunder or otherwise in respect of this Agreement or under the other Transaction Documents, and the result of any of the foregoing is to increase the cost to such Indemnified Party of this Agreement, the other Transaction Documents, the maintenance or financing of the Collateral, the obligations hereunder, the funding of any Loans hereunder or under the other Transaction Documents, by an amount deemed by such Indemnified Party to be material, then, on the next succeeding Settlement Date after demand therefor by such Indemnified Party through its related Group Agent, the Borrower shall pay to such Group Agent, for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party for such increased cost or reduction.

(b)                                 If any Indemnified Party shall have determined that after the date hereof, the adoption of any applicable Law or bank regulatory guideline regarding capital adequacy, or any change therein, or any change in the interpretation thereof by any Official Body, or any directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of law) of any such Official Body, has the effect of reducing the rate of return on capital of such Indemnified Party (or its parent) as a consequence of such Indemnified Party’s obligations hereunder or with respect hereto to a level below that which such Indemnified Party (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Indemnified Party to be material, then from time to time, on the next Settlement Date after demand therefor by such Indemnified Party through its Group Agent, the Borrower shall pay to such Group Agent, for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party (or its parent) for such reduction.  The Borrower shall have the same rights under this Section 8.2 as it has under Section 2.17(b).

SECTION 8.3.   Indemnity for Taxes.  (a)  All payments made by the Borrower or the Servicer to the Facility Agent, the Group Agents or the Lenders under this Agreement and any other Transaction Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Official Body after the Effective Date, excluding (i) taxes imposed on the net income of the Facility Agent, the Group Agents or any other Indemnified Party, however denominated, and (ii) franchise taxes imposed on the net income of the Facility Agent, the Group Agents or any other Indemnified Party, in each case imposed: (1) by the United States or any political subdivision or taxing authority thereof or therein; (2) by any jurisdiction under the laws of which the Facility Agent, the Group Agents or such Indemnified Party or lending office is organized or in which its lending office is located, managed or controlled or in which its principal office is located or any political subdivision or taxing authority thereof or therein; or (3) by reason of any, connection between the jurisdiction imposing such tax and the Facility Agent, the Group Agents such Indemnified Party or such lending office other than a connection arising solely from this Agreement or any other Transaction Document or any transaction hereunder or thereunder (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings, collectively or individually, “Taxes”).  If any such Taxes are required to be withheld from any amounts payable to the Facility Agent, the Group Agents, the Lenders or any Indemnified Party hereunder, the amounts so payable to the Facility Agent, the Group Agents, the Lenders or such Indemnified Party shall be increased to the extent necessary to yield to the Facility Agent, the Group Agents or such Indemnified Party (after payment of all Taxes) all amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Transaction Documents.  The Borrower shall indemnify the Facility Agent, the Group Agents, the Lenders or any such Indemnified Party for the full amount of any such Taxes on the next Settlement Date after demand therefor by the Facility Agent, the Lenders or the Group Agents.

(b)                                 Each Indemnified Party that is not incorporated under the laws of the United States of America or a state thereof or the District of Columbia shall:

(i)                                     deliver to the Borrower, the Facility Agent and the Group Agents (A) two duly completed copies of IRS Form W-8BEN or Form W-8ECI, or successor applicable form, as the case may be, or (B) in the case of a Lender that is a “United States person”

within the meaning of Section 7701(a)(3) of the Code, two duly completed copies of an IRS Form W-9, or successor applicable form;

(ii)                                  deliver to the Borrower, the Facility Agent and the Group Agents two (2) further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

(iii)                               obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower, the Facility Agent and the Group Agents;

unless, in any such case, an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Indemnified Party from duly completing and delivering any such form with respect to it, and such Indemnified Party so advises the Borrower, the Facility Agent and the Group Agents.  Each such Indemnified Party so organized shall certify (i) in the case of an IRS Form W-8BEN or IRS Form W-8ECI, that it is entitled to receive payments under this Agreement and the other Transaction Documents without deduction or withholding of any United States federal income taxes and (ii) in the case of an IRS Form W-9, that it is entitled to an exemption from United States backup withholding tax.  Each Person that becomes a Lender under this Agreement shall, prior to the effectiveness thereof, be required to provide all of the forms and statements required pursuant to this Section 8.3.

SECTION 8.4.   Other Costs, Expenses and Related Matters.  (a)  The Borrower agrees, upon receipt of a written invoice, to pay or cause to be paid, and to hold the Facility Agent, the Group Agents and the Lenders harmless against liability for the payment of, all reasonable out-of-pocket expenses (including, without limitation, reasonable attorneys’, accountants’ and other third parties’ fees and expenses, any filing fees and expenses incurred by officers or employees of the Facility Agent, the Group Agents and the Lenders) or intangible, documentary or recording taxes incurred (A) by or on behalf of the Facility Agent, the Group Agents and the Lenders (i) in connection with the negotiation, execution, delivery and preparation of this Agreement, the other Transaction Documents and any documents or instruments delivered pursuant hereto and thereto and the transactions contemplated hereby or thereby (including, without limitation, the perfection or protection of the Collateral) and (ii) from time to time relating to any amendments, waivers or consents under this Agreement and the other Transaction Documents, and (B) by or on behalf of the Facility Agent, the Group Agents and the Lenders from time to time (i) arising in connection with the enforcement or preservation of the rights of the Facility Agent, the Group Agents and the Lenders (including, without limitation, the perfection of a security interest in and protection of the Collateral under this Agreement), and (ii) arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involving this Agreement or any of the other Transaction Documents (all of such amounts, collectively, “Transaction Costs”).

(b)                                 Each Group Agent or Indemnified Party shall, after receipt of notice of any event occurring after the date hereof which will entitle an Indemnified Party to compensation pursuant to this Article VIII, notify the Borrower in writing.  Any notice by a Group Agent or Indemnified Party claiming compensation under this Article VIII and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.  In determining such amount, such Group Agent or any applicable Indemnified Party may use any reasonable averaging and attributing methods.

ARTICLE IX

THE FACILITY AGENT

SECTION 9.1.   Appointment.  Each Lender and Group Agent hereby irrevocably designates and appoints CSFB as Facility Agent hereunder, and authorizes the Facility Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Facility Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto, subject in each case to the approval and direction of the Required Committed Lenders.  Notwithstanding any provision to the contrary elsewhere in this Agreement, the Facility Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender or Group Agent, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Facility Agent shall be read into this Agreement or the other Transaction Documents or shall otherwise exist against the Facility Agent.  In performing its functions and duties hereunder, the Facility Agent shall act solely as the agent of the Lenders under the Transaction Documents, and the Facility Agent does not assume, nor shall be deemed to have assumed, any obligation or relationship of trust or agency with or for any such Person.

SECTION 9.2.   Delegation of Duties.  The Facility Agent may execute any of its duties under this Agreement by or through its subsidiaries, affiliates, agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Facility Agent shall not be responsible for the negligence or misconduct (other than the gross negligence or willful misconduct) of any agents or attorneys-in-fact selected by it with reasonable care.

SECTION 9.3.   Exculpatory Provisions.  Notwithstanding any provision of this Agreement or any other Transaction Document:  (i) the Facility Agent shall not have any obligations under this Agreement or any other Transaction Document other than those specifically set forth herein and therein, and no implied obligations of the Facility Agent shall be read into this Agreement or any other Transaction Document; and (ii) in no event shall the Facility Agent be liable under or in connection with this Agreement or any other Transaction Document for indirect, special, or consequential losses or damages of any kind, including lost profits, even if advised of the possibility thereof and regardless of the form of action by which such losses or damages may be claimed.  Neither the Facility Agent nor any of its respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken in good faith by it or them under or in connection with this Agreement or any other Transaction Document, except for its or their own gross negligence or willful misconduct.  Without limiting the foregoing, the Facility Agent (a) may consult with legal counsel (including counsel for the Lenders), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (b) shall not be responsible to any party hereto for any statements, warranties or representations (other than its own statements) made in or in connection with this Agreement or the other Transaction Documents, (c) shall not be responsible to the parties hereto for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Transaction Documents (other than the legality, validity, enforceability or genuineness of its own execution, authorization and performance hereof and thereof), (d) shall incur no liability under or in respect of any of the Commercial Paper or other obligations of the Lenders under this Agreement or the other Transaction Documents and (e) shall incur no liability under or in respect of this Agreement or the other Transaction Documents by acting in good faith upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.  Notwithstanding anything else herein or in the other Transaction Documents, it is agreed that where the Facility Agent may be required under this Agreement or the other Transaction Documents to give notice of any event or condition or to take any action as a result of the occurrence of any event or the existence of any condition, the Facility Agent agrees to give such notice or take such action only to the extent that it has actual knowledge of the occurrence of such event or the existence of such condition, and shall incur no liability for any failure to give such notice or take such action in the absence of such knowledge.

SECTION 9.4.   Reliance by Facility Agent.  The Facility Agent shall in all cases be entitled to rely, and shall be fully protected in relying, in good faith, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to each of the Lenders), independent accountants and other experts selected by the Facility Agent.  The Facility Agent shall in all cases be fully justified in failing or refusing to take any action in good faith under this Agreement, any other Transaction Document or any other document furnished in connection herewith or therewith unless it shall first receive such advice or concurrence of the Required Committed Lenders, as it deems appropriate, or it shall first be indemnified to its satisfaction by the Required Committed Lenders against any and all liability, cost and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Facility

Agent shall in all cases be fully protected in acting, or in refraining from acting, in good faith under this Agreement, the other Transaction Documents or any other document furnished in connection herewith or therewith in accordance with a request of the Required Committed Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Group Agents and the Lenders.

SECTION 9.5.   Action Upon Certain Events.  To the extent the Facility Agent is entitled to consent to or withhold its consent of any waiver or amendment of this Agreement or other Transaction Documents in accordance with the terms hereof or thereof or otherwise take action upon the occurrence of an Event of Default or Potential Event of Default, the Facility Agent shall (i) give prompt notice to the Group Agents of any such waiver, amendment, Event of Default or Potential Event of Default of which it is aware and (ii) take such action with respect to such waiver, amendment, Event of Default or Potential Event of Default as shall be directed by the Required Committed Lenders.

SECTION 9.6.   Non-Reliance on Facility Agent.  Each of the parties hereto expressly acknowledges that neither the Facility Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Facility Agent hereafter taken, including, without limitation, any review of the affairs of either the Borrower, the Originator or the Servicer, shall be deemed to constitute any representation or warranty by the Facility Agent.  Except as expressly provided herein, the Facility Agent shall not have any duty or responsibility to provide any Person other than each Group Agent and each Lender with any credit or other information concerning the business, operations, property, prospects, financial and other condition or creditworthiness of the Borrower, the Originator or the Servicer which may come into the possession of the Facility Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

SECTION 9.7.   Indemnification.  The Committed Lenders agree to indemnify the Facility Agent and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Borrower, the Servicer or the Originator under the Transaction Documents, and without limiting the obligation of such Persons to do so in accordance with the terms of the Transaction Documents), on a pro rata basis, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for the Facility Agent or the affected Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Facility Agent or such affected Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Facility Agent or such affected Person as a result of, or arising out of, or in any way related to or by reason of, any of the transactions contemplated hereunder or under the Transaction Documents or any other document furnished in connection herewith or therewith (but excluding any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Facility Agent or such affected Person).

SECTION 9.8.   Successor Facility Agent.  The Facility Agent may, upon five (5) days’ notice to each Group Agent (with a copy to the Borrower), and the Facility Agent will, at the direction of the Required Committed Lenders, resign as Facility Agent; provided, in either case, that a Group Agent or a Committed Lender agrees to become the successor Facility Agent hereunder in accordance with the next sentence with the approval of the Required Committed Lenders.  If the Facility Agent shall resign as Facility Agent under this Agreement, then the Required Committed Lenders during such period shall appoint from among the Committed Lenders a successor agent, whereupon such successor agent shall succeed to the rights, powers and duties of the Facility Agent, and the term “Facility Agent” shall mean such successor agent, effective upon its acceptance of such appointment and its delivery of a duly executed counterpart of this Agreement and an acknowledgment to each Group Agent, and the former Facility Agent’s rights, powers and duties as Facility Agent shall be terminated, without any other or further act or deed on the part of such former Facility Agent or any of the parties to this Agreement.  After the retiring Facility Agent’s resignation hereunder as Facility Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Facility Agent under this Agreement.

ARTICLE X

MISCELLANEOUS

SECTION 10.1.   Term of Agreement.  This Agreement shall terminate on the date following the Termination Date upon which the Facility Outstanding Principal has been reduced to zero, and all other Aggregate Unpaids have been paid in full, in each case, in cash; provided, however, that (i) the rights and remedies of the Facility Agent, the Group Agents and the Lenders with respect to any representation and warranty made or deemed to be made by the Borrower or the Servicer pursuant to this Agreement, (ii) the indemnification and payment provisions of Articles VI and VIII hereof, and (iii) the agreements set forth in Sections 10.8 and 10.9 hereof, shall be continuing and shall survive any termination of this Agreement.  On such date following the Termination Date described in the preceding sentence, any funds remaining on deposit in the Collection Account shall be paid to the Borrower.

SECTION 10.2.   Waivers; Amendments.  No failure or delay on the part of the Facility Agent, the Group Agents or the Lenders in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy.  The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law.  Any provision of this Agreement and the other Transaction Documents may be amended if, but only if, such amendment is in writing and is signed by the parties hereto and/or thereto and the Required Committed Lenders; provided that the Borrower and the Servicer agree not to unreasonably withhold consent with respect to any amendment to this Agreement requested by Standard & Poor’s or Moody’s in connection with any amendment to a Conduit Lender’s asset purchase facility for the purpose of modifying the terms and conditions on which the Committed Lenders make purchases thereunder.  The Borrower agrees that it shall not give any consent or waiver required or permitted to be given under the Purchase Agreement without the prior written consent of the Facility Agent (acting at the direction of the Required Committed Lenders).

SECTION 10.3.   Notices.  Except as provided below, all communications and notices provided for hereunder shall be in writing (including telecopy, electronic mail or similar writing) and shall be given to the other party at its address or telecopy number set forth below or at such other address or telecopy number as such party may hereafter specify for the purposes of notice to such party.  Each such notice or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 10.3 and confirmation is received (provided that, for purposes of this clause (i), any such transmission or confirmation occurring after regular business hours or on a non-Business Day shall be effective on the next succeeding Business Day), (ii) if given by mail three (3) Business Days following such posting, postage prepaid, U.S. certified or registered, (iii) if given by overnight courier, one (1) Business Day after deposit thereof with a national overnight courier service, (iv) if given by electronic mail, when transmitted, or (v) if given by any other means, when received at the address specified in this Section 10.3.  However, anything in this Section 10.3 to the contrary notwithstanding, the Borrower hereby authorizes each Group Agent to effect Loans, Funding Period and Yield Rate selections based on telephonic notices made by any Person which such Group Agent in good faith believes to be acting on behalf of the Borrower.  The Borrower agrees to deliver promptly to the Facility Agent and each Group Agent a written confirmation of each telephonic notice signed by an authorized officer of Borrower.  However, the absence of such confirmation shall not affect the validity of such notice.  If the written confirmation differs in any material respect from the action taken by the Facility Agent or the related Group Agent, as applicable, the records of such Person shall govern absent manifest error.

If to Alpine:

Alpine Securitization Corp.

c/o Credit Suisse, New York Branch

Eleven Madison Avenue

New York, New York  10010

Attention:  Anthony Giordano

Telephone:  (212) 325-9103

Telecopy:    (212) 325-0873

(with a copy to Alpine’s Group Agent)

If to the Borrower:

Fieldstone Investment Company, LLC

11000 Broken Land Parkway

Suite 600

Columbia, Maryland  21044

Attention:  Treasurer

Telephone:  (410) 772-7275

Telecopy:    (410) 772-7299

If to the Servicer:

Fieldstone Investment Corporation

11000 Broken Land Parkway

Suite 600

Columbia, Maryland  21044

Attention:  Treasurer

Telephone:  (410) 772-7275

Telecopy:    (410) 772-7299

with a copy to:

Fieldstone Investment Corporation

11000 Broken Land Parkway

Suite 600

Columbia, Maryland  21044

Attention:  General Counsel

Telephone:  (410) 772-5108

Telecopy:    (410) 772-7299

If to the Facility Agent, Alpine’s Group Agent or Alpine’s Committed Lenders:

Credit Suisse, New York Branch

Eleven Madison Avenue

New York, New York  10010

Attention:  Anthony Giordano

Telephone:  (212) 325-9103

Telecopy:    (212) 325-0873

If to the Committed Lenders, to the related Group Agents on their behalf.

SECTION 10.4.   Governing Law; Submission to Jurisdiction; Integration.  (a)  This Agreement shall be governed by, and construed in accordance with the laws of the State of New York.  Each of the parties hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in The City of New York for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby.  Each of the parties hereto hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.  Nothing in this Section 10.4 shall affect the right of the Facility Agent, the Group Agents or the Lenders to bring any action or proceeding against the Borrower, the Servicer, or their respective properties in the courts of other jurisdictions.

(b)                                 Each of the parties hereto hereby waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort or otherwise among any of them arising out of, connected with, relating to or incidental to the relationship between them in connection with this Agreement or the other Transaction Documents.

(c)                                  This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

(d)                                 The Borrower and the Servicer each hereby appoint CT Corporation, New York, New York as the authorized agent upon whom process may be served in any action arising out of or based upon this Agreement, the other Transaction Documents to which such Person is a party or the transactions contemplated hereby or thereby that may be instituted in the United States District Court for the Southern District of New York and of any New York State court sitting in The City of New York by the Facility Agent, the Group Agents or the Lenders or any assignee of any of them.

SECTION 10.5.   Severability; Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.  Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.6.   Successors and Assigns.  This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided, however, that neither the Borrower nor the Servicer may assign any of its rights or delegate any of its duties hereunder or under any of the other Transaction Documents to which it is a party without the prior written consent of the Facility Agent (acting at the direction of the Required Committed Lenders).  No provision of this Agreement shall in any manner restrict the ability of any Lender to assign, participate, grant security interests in, or otherwise transfer its interest in the Loans, this Agreement and its security interest in the Collateral.  Without limiting the foregoing, any Conduit Lender may (with the consent of each of its related Committed Lenders), on one or a series of transactions, transfer all or any portion of its rights in the Collateral held by it, and its rights and obligations under this Agreement and the other Transaction Documents to which it is a party, to a Conduit Assignee.

SECTION 10.7.   Confidentiality.  (a)  Each of the Borrower and the Servicer shall maintain, and shall cause each officer, employee and agent of itself and its Affiliates to maintain, the Confidential Information, except for (i) Confidential Information that has become publicly available (through no fault of the Borrower and its Affiliates and only after such Confidential Information has become publicly available) and Confidential Information that has become generally available through no fault of the Borrower and its Affiliates that make secured loans (but only after such Confidential Information has become generally available to such financial institutions), (ii) Confidential Information disclosed to legal counsel, accountants, consultants, employees, nationally recognized rating agencies and other professional advisors to the Borrower and its Affiliates who need to know such Confidential Information and are informed of the confidential nature of such Confidential Information, (iii) Confidential Information disclosed as required in order to comply with any law, regulation, order or ruling applicable to the Borrower and its Affiliates (provided that the Group Agents shall receive notice thereof prior to the disclosure of such Confidential Information (if permitted under applicable law), and the Person(s) disclosing such Confidential Information shall take all reasonable precautions, including, if requested by the Group Agents, seeking a protective order to insure confidential treatment of any Confidential Information so disclosed), (iv) Confidential Information which was in the possession of the Borrower and its Affiliates prior to receipt from the Facility Agent, the Group Agents or the Lenders or (v) Confidential Information disclosed to a third party consented to by the Facility Agent or the applicable Group Agent pursuant to a written agreement of confidentiality in form and substance satisfactory to the Facility Agent or such Group Agent.  Each of the Borrower and the Servicer hereby consents to the disclosure of any Confidential Information with respect to it received by the Facility Agent, a Group Agent or a Lender to (i) any of the Facility Agent, the Group Agents or a Lender, (ii) any nationally recognized rating agency providing a rating or proposing to provide a rating to a Conduit Lender’s Commercial Paper, (iii) any placement agent which proposes to offer and sell a Conduit Lender’s Commercial Paper (but only information contained in such Conduit Lender’s standard monthly investor report which does not contain the names of the Borrower and its Affiliates), or as otherwise agreed, (iv) any provider of program-wide liquidity or credit support facilities to a Conduit Lender, (v) any potential Committed Lender or (vi) any participant or potential participant; provided, however, in connection with any disclosure made pursuant to clause (iv), (v) or (vi) of this sentence, each Person to receive such Confidential Information shall have entered into a confidentiality undertaking in form and substance satisfactory to the Borrower, the Facility Agent and the Group Agents.

(b)                                 Each of the Facility Agent, the Group Agents and the Lenders shall maintain, and shall cause each officer, employee and agent of itself and its Affiliates to maintain, the confidentiality of the Confidential Information, except (i) Confidential Information that has become publicly available (through no fault of the Facility Agent, the Group Agents or a Lender and only after such Confidential Information has become publicly available), (ii) Confidential Information disclosed to legal counsel, accountants, consultants, employees, nationally recognized rating agencies and other professional advisors to the Facility Agent, the Group Agents and the Lenders and their Affiliates who need to know such Confidential Information to perform their obligations with respect to the Transaction Documents and are informed of the confidential nature of such Confidential Information, (iii) Confidential Information disclosed as required by law or regulation, (iv) Confidential Information disclosed in connection with any legal or regulatory process or proceeding to which the Facility Agent, the Group Agents or a Lender or any of their Affiliates is subject; provided that the Facility Agent, the Group Agents or a Lender shall promptly notify the Borrower (if such notice is permitted under applicable law) of any such proceeding or process requiring production of such Confidential Information prior to compliance, or (v) Confidential Information which was in the possession of the Facility Agent, the Group Agents or a Lender prior to receipt from the Borrower or its Affiliates.

(c)                                  Each Person party hereto shall protect such disclosed Confidential Information by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized use, dissemination or publication of such Confidential Information as such Person uses to protect its own Confidential Information of a similar nature.  Each Person party hereto acknowledges that certain Confidential Information provided hereunder or under the other Transaction Documents may be the subject of confidentiality requirements with Persons not party to any of the Transaction Documents (each such third-party confidentiality requirement, a “Third-Party Confidentiality Requirement”).  Any party disclosing to another party hereto Confidential Information that is the subject of a Third-Party Confidentiality Requirement in connection herewith will notify the recipient of such Confidential Information prior to the delivery of such Confidential Information of the nature of any such Third-Party Confidentiality Requirement and provide such recipient with a copy of the relevant Third-Party Confidentiality Requirement.  Prior to receipt of any such Confidential Information, such recipient shall execute a confidentiality undertaking in form and substance satisfactory to the Borrower, the relevant Lenders, the Servicer, the Facility Agent and the Group Agents.

SECTION 10.8.   No Bankruptcy Petition Against a Conduit Lender.  Each of the parties hereto hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper or other indebtedness of a Conduit Lender, it will not institute against, or join any other Person in instituting against, or knowingly or intentionally encourage or cooperate with any Person in instituting against, such Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

SECTION 10.9.   Limited Recourse.  Notwithstanding anything to the contrary contained herein, the obligations of any Conduit Lender under this Agreement are solely the corporate obligations of such Conduit Lender and, in the case of obligations of a Conduit Lender other than Commercial Paper, shall be payable at such time as funds are actually received by, or are available to, such Conduit Lender in excess of funds necessary to pay in full all outstanding Commercial Paper and, to the extent funds are not available to pay such obligations, the claims relating thereto shall not constitute a claim against such Conduit Lender but shall continue to accrue.  Each party hereto agrees that the payment of any claim (as defined in Section 101 of Title 11 of the Bankruptcy Code) of any such party shall be subordinated to the payment in full of all of such Conduit Lender’s Commercial Paper.

No recourse under any obligation, covenant or agreement of a Conduit Lender contained in this Agreement shall be had against any incorporator, stockholder, officer, director, member, manager, employee or agent of such Conduit Lender, the Group Agent for such Conduit Lender or any of their Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of such Conduit Lender, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, employee or agent of such Conduit Lender, the Group Agent for such Conduit Lender or any of their Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of such Conduit Lender contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by such Conduit Lender of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; provided that the foregoing shall not relieve any such Person from any liability it might otherwise have as a result of fraudulent actions taken or fraudulent omissions made by them or in any case of the gross negligence, bad faith or willful misconduct of any such Person.

SECTION 10.10.   Characterization of the Transactions Contemplated by the Agreement.  It is the intention of the parties that the transactions contemplated hereby constitute a pledge of the Collateral by the Borrower to the Facility Agent, on behalf of and for the benefit of the Lenders and the Group Agents, to secure repayment of the Aggregate Unpaids.

SECTION 10.11.   Waiver of Setoff.  Each of the Facility Agent, the Borrower, the Servicer, the Lenders and the Group Agents hereby waives any right of setoff it may have or to which it may be entitled under this Agreement from time to time against any Conduit Lender or its assets.

SECTION 10.12.   CSFB Conflict Waiver.  CSFB acts as Group Agent and as Facility Agent for Alpine, as issuing and paying agent for Alpine’s Commercial Paper, as provider of other backup facilities for Alpine, and may provide other services or facilities from time to time (the “CSFB Roles”).  Each of the parties hereto hereby acknowledges and consents to any and all CSFB Roles, waives any objections it may have to any actual or potential conflict of interest caused by CSFB’s acting as the Facility Agent or as a Group Agent or a Committed Lender and acting as or maintaining any of the CSFB Roles, and agrees that in connection with any CSFB Role, CSFB may take, or refrain from taking, any action which it in its discretion deems appropriate.

SECTION 10.13.   Liability of Group Agents.  Notwithstanding any provision of this Agreement:  (i) the Group Agents shall not have any obligations under this Agreement other than those specifically set forth herein, and no implied obligations of the Group Agents shall be read into this Agreement; and (ii) in no event shall the Group Agents be liable under or in connection with this Agreement for indirect, special, or consequential losses or damages of any kind, including lost profits, even if advised of the possibility thereof and regardless of the form of action by which such losses or damages may be claimed.  Neither the Group Agents nor any of their directors, officers, agents or employees shall be liable for any action taken or omitted to be taken in good faith by them under or in connection with this Agreement, except for their own gross negligence or willful misconduct.  Without limiting the foregoing, the Group Agents (a) may consult with legal counsel (including counsel for the Lenders), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (b) shall not be responsible to the Lenders, the Facility Agent, the Borrower, the other Group Agents or the Servicer for any statements, warranties or representations made in or in connection with this Agreement or the other

Transaction Documents (other than statements made by it), (c) shall not be responsible to the Lenders, the Facility Agent, the Borrower, the other Group Agents or the Servicer for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Transaction Documents (other than with respect to itself), (d) shall incur no liability under or in respect of any of the Commercial Paper or other obligations of the Lenders under this Agreement or the other Transaction Documents and (e) shall incur no liability under or in respect of this Agreement or the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.  Notwithstanding anything else herein or in the other Transaction Documents, it is agreed that where the Group Agents may be required under this Agreement or the other Transaction Documents to give notice of any event or condition or to take any action as a result of the occurrence of any event or the existence of any condition, the Group Agents agree to give such notice or take such action only to the extent that they have actual knowledge of the occurrence of such event or the existence of such condition, and shall incur no liability for any failure to give such notice or take such action in the absence of such knowledge.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Funding Agreement as of the date first written above.

FIELDSTONE INVESTMENT FUNDING, LLC,
as Borrower

By:
Name:
Title:

FIELDSTONE INVESTMENT CORPORATION,
individually and as initial Servicer

By:
Name:
Title:

CREDIT SUISSE, NEW YORK BRANCH, as Facility Agent

By:
Name:
Title:

By:
Name:
Title:

The Alpine Lending Group:

ALPINE SECURITIZATION CORP.,
as a Conduit Lender

By:
Name:
Title:

By:
Name:
Title:

CREDIT SUISSE, NEW YORK BRANCH, as a Group Agent

By:
Name:
Title:

By:
Name:
Title:

CREDIT SUISSE, NEW YORK BRANCH, individually and as a Committed Lender

By:
Name:
Title:

By:
Name:
Title:

TABLE OF CONTENTS

ARTICLE I DEFINITIONS

SECTION 1.1. Certain Defined Terms
SECTION 1.2. Other Terms
SECTION 1.3. Computation of Time Periods

ARTICLE II LOANS AND SETTLEMENTS

SECTION 2.1. Facility
SECTION 2.2. Loans; Procedures
SECTION 2.3. Loan Repayment; Yield; Fees
SECTION 2.4. Optional Prepayments
SECTION 2.5. Application of Payments
SECTION 2.6. Extensions
SECTION 2.7. Security Interest
SECTION 2.8. Deemed Collections
SECTION 2.9. Payments and Computations
SECTION 2.10. Reports
SECTION 2.11. Collection Account
SECTION 2.12. Right of Setoff
SECTION 2.13. Sharing of Payments, Etc.
SECTION 2.14. Broken Funding
SECTION 2.15. Conversion and Continuation of Outstanding Loans
SECTION 2.16. Illegality
SECTION 2.17. Inability to Determine Yield Rate

ARTICLE III REPRESENTATIONS AND WARRANTIES

SECTION 3.1. Representations and Warranties of the Borrower
SECTION 3.2. Representations and Warranties of the Servicer

ARTICLE IV CONDITIONS PRECEDENT

SECTION 4.1. Conditions to Effectiveness of this Agreement
SECTION 4.2. Conditions to Each Loan

ARTICLE V COVENANTS

SECTION 5.1. Affirmative Covenants of Borrower
SECTION 5.2. Negative Covenants of the Borrower

i

SECTION 5.3. Covenants of the Servicer

ARTICLE VI ADMINISTRATION AND COLLECTIONS

SECTION 6.1. Appointment of Servicer
SECTION 6.2. Duties of Servicer
SECTION 6.3. Rights After Designation of New Servicer or an Event of Default
SECTION 6.4. No Liability
SECTION 6.5. Servicer Indemnification

ARTICLE VII EVENTS OF DEFAULT

SECTION 7.1. Events of Default
SECTION 7.2. Remedies Upon the Occurrence of an Event of Default

ARTICLE VIII INDEMNIFICATION; EXPENSES; RELATED MATTERS

SECTION 8.1. Indemnities by the Borrower
SECTION 8.2. Indemnity for Reserves and Expenses
SECTION 8.3. Indemnity for Taxes
SECTION 8.4. Other Costs, Expenses and Related Matters

ARTICLE IX THE FACILITY AGENT

SECTION 9.1. Appointment
SECTION 9.2. Delegation of Duties
SECTION 9.3. Exculpatory Provisions
SECTION 9.4. Reliance by Facility Agent
SECTION 9.5. Action Upon Certain Events
SECTION 9.6. Non-Reliance on Facility Agent
SECTION 9.7. Indemnification
SECTION 9.8. Successor Facility Agent

ARTICLE X MISCELLANEOUS

SECTION 10.1. Term of Agreement
SECTION 10.2. Waivers; Amendments
SECTION 10.3. Notices
SECTION 10.4. Governing Law; Submission to Jurisdiction; Integration
SECTION 10.5. Severability; Counterparts
SECTION 10.6. Successors and Assigns
SECTION 10.7. Confidentiality
SECTION 10.8. No Bankruptcy Petition Against a Conduit Lender

SECTION 10.9. Limited Recourse
SECTION 10.10. Characterization of the Transactions Contemplated by the Agreement
SECTION 10.11. Waiver of Setoff
SECTION 10.12. CSFB Conflict Waiver
SECTION 10.13. Liability of Group Agents

EXHIBITS

SCHEDULE A	Schedule of Definitions

EXHIBIT A	Form of Loan Note

EXHIBIT B	Underwriting Policy

EXHIBIT C	Form of Loan Notice

EXHIBIT D	Mortgage Loan Representations and Warranties

EXHIBIT E	Form of Servicer Report

EXHIBIT F	Schedule of Commitments

EXHIBIT G	List of Actions and Suits

EXHIBIT H	Location of Records

EXHIBIT I	List of Divisions, Subsidiaries and Tradenames

FUNDING AGREEMENT

by and among

FIELDSTONE INVESTMENT FUNDING, LLC,

as Borrower,

FIELDSTONE INVESTMENT CORPORATION,

as Servicer,

CREDIT SUISSE, NEW YORK BRANCH,

as Facility Agent,

and

THE SEVERAL CONDUIT LENDERS, COMMITTED LENDERS

 AND GROUP AGENTS PARTY HERETO FROM TIME TO TIME

Dated as of July 27, 2005

SCHEDULE A

SCHEDULE OF DEFINITIONS

“Account Control Agreement” shall mean the Blocked Account Control Agreement, dated as of July 27, 2005, between the Borrower, FIC, the Facility Agent, JPMorgan Chase Bank, National Association, a subservicer and JPMorgan Chase Bank, N.A., as the financial institution holding the account that comprises the Collection Account, as the same may from time to time be amended, supplemented or otherwise modified and in effect.

“Addition Date” shall have the meaning specified in Section 2.8(c) of the Funding Agreement.

“Additional Mortgage Loan” shall have the meaning specified in Section 2.8(c) of the Funding Agreement.

“Administration Fee” shall have the meaning specified in the Facility Agent’s Fee Letter.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person.  A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting stock, by contract or otherwise.

“Aggregate Commitment” shall mean, at any time, the sum of the Commitments of the Committed Lenders then in effect.

“Aggregate Unpaids” shall mean, at any time, an amount equal to the sum of (i) the aggregate accrued and unpaid Yield with respect to all Funding Periods at such time, (ii) the Facility Outstanding Principal at such time, and (iii) all other amounts owed (whether due or accrued) under the Transaction Documents by the Borrower, the Originator and the Servicer to the Facility Agent, the Group Agents and the Lenders at such time.

“Alpine” shall mean Alpine Securitization Corp., a Delaware corporation, and its permitted successors and assigns.

“Applicable Margin” shall have the meaning specified in the Fee Letters.

“Available Collections” shall mean, on any date of determination, all Collections, together with any investment income from funds on deposit in the Collection Account; provided that, Available Collections shall not include any Collections that have been set aside or removed by the Servicer solely in payment of the Servicer’s accrued and unpaid Servicing Fee.

“Bankruptcy Code” shall mean the Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101 et seq.), and the rules, regulations and decisions promulgated thereunder, as amended and in effect, and any successor thereto.

“Base Rate” or “BR” for any Lending Group shall mean a rate per annum equal to the higher of (i) the sum of the Applicable Margin and prime rate of interest announced by the related Group Agent from time to time, changing when and as said prime rate changes (such rate not necessarily being the lowest or best rate charged by such Group Agent) and (ii) the sum of (a) 0.50% and (b) the rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by such Group Agent from three (3) Federal funds brokers of recognized standing selected by it.

“Benefit Plan” shall mean any employee benefit plan as defined in Section 3(3) of ERISA in respect of which the Borrower, the Originator or any ERISA Affiliate of the Borrower, or the Originator is, or at any time during the immediately preceding six (6) years was, an “employer” as defined in Section 3(5) of ERISA.

“Borrower” shall mean Fieldstone Investment Funding, LLC, a Delaware limited liability company, and its successors and permitted assigns.

“Borrowing Base Test” shall mean, on any date of determination, that Facility Outstanding Principal on such date does not exceed the lesser of (i) 92.5% of the aggregate Market Value of all Eligible Assets held by the Borrower on such date and (ii) the Net Eligible Assets Balance on such date.

“BR Funding Period” shall mean, with respect to a BR Loan for any Lending Group, either (i) prior to the Termination Date, a period of up to thirty (30)

days requested by the Borrower and agreed to by the related Lending Group, commencing on a Business Day requested by the Borrower and agreed to by the related Lending Group, or (ii) after the Termination Date, a period of one (1) day.  If such BR Funding Period would end on a day which is not a Business Day, such BR Funding Period shall end on the next succeeding Business Day.

“BR Loan” shall mean a Loan as to which Yield is calculated at the Base Rate.

“Business Day” shall mean any day excluding Saturday, Sunday and any day on which banks in The City of New York are authorized or required by law to close, and, when used with respect to the determination of any Eurodollar Rate or any notice with respect thereto, any such day which is also a day for trading by and between banks in United States dollar deposits in the London interbank market.

“Capitalized Lease” of a Person shall mean any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Change of Control” shall mean (i) any transaction or event as of a result of which any Person or Persons own, beneficially or of record, at least 15% of the outstanding stock of FIC, (ii) any transaction or event as a result of which the Originator ceases to own, directly or indirectly, 100% of the Borrower (or FIC shall cease to own, directly or indirectly, 100% of any of its Subsidiaries) or (iii) the sale, transfer or other disposition of all or substantially all of the Originator’s assets (excluding any such action taken in connection with any securitization transaction in the ordinary course of business).

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Collateral” shall mean, on any date of determination, (i) each and every then outstanding Mortgage Loan, (ii) all Related Security with respect thereto, (iii) all Collections with respect thereto, (iv) all rights and remedies of the Borrower in, to and under the Purchase Agreement, the Custodial Agreement and the Collection Account and (v) all Proceeds of the foregoing.

“Collection Account” shall have the meaning specified in Section 2.11 of the Funding Agreement.

“Collections” shall mean, with respect to any Mortgage Loan, all cash collections and other proceeds of such Mortgage Loan and Related Security with respect thereto, including, without limitation, all Deemed Collections and proceeds of any prepayment of a Loan pursuant to Section 2.4.

“Commercial Paper” shall mean the short-term promissory notes of a Conduit Lender issued by such Conduit Lender in the commercial paper market.

“Commitment” shall mean, at any time with respect to each Committed Lender, the amount set forth opposite such Committed Lender’s name on Exhibit F to the Funding Agreement (as such Exhibit F may be amended, supplemented or otherwise modified and in effect).

“Commitment Expiry Date” shall mean the earliest to occur of (i) the date on which all amounts due and owing to the Facility Agent, the Group Agents and the Lenders under the Funding Agreement and the other Transaction Documents have been paid in full, (ii) the date on which the Aggregate Commitment has been reduced to zero, and (iii) the Scheduled Commitment Expiry Date.

“Committed Lender” shall mean any Person that becomes a party to the Funding Agreement as a “Committed Lender” thereunder.

“Conduit Assignee” shall mean any special purpose vehicle issuing indebtedness in the commercial paper market that is administered by a Group Agent or one of its Affiliates and is rated at least A-1 by S&P and P-1 by Moody’s.

“Conduit Lender” shall mean any Person that becomes a party to the Funding Agreement as a “Conduit Lender” thereunder.

“Confidential Information” shall mean information concerning the confidentiality of the Transaction Documents and all other non-public, confidential or proprietary information with respect to the Borrower, the Originator, the Servicer, the Facility Agent, the Group Agents, the Lenders and any of their Affiliates disclosed or obtained in connection with the structuring, negotiation, execution and performance of the transactions contemplated in the Transaction Documents.

“Consolidated Adjusted Tangible Net Worth” shall mean, for the Originator, the amount that would, in conformity with GAAP, equal the stockholder’s equity included on the balance sheet of the Originator and its Subsidiaries, plus any preferred stock not already included in the calculation of stockholder’s equity, plus any Indebtedness of the Originator and its Subsidiaries that is fully subordinated, plus other comprehensive loss arising from FASB 133, minus any intangibles or goodwill (as defined under GAAP), minus any advances between the Originator and its Affiliates (other than consolidated Subsidiaries), minus any loans or advances to officers or directors of the Originator (as reported under GAAP), minus other comprehensive income arising from FASB 133; provided that the non-cash effect (gain or loss) of any mark-to-market adjustments made directly to stockholder’s equity for fluctuation of the value of financial instruments as mandated under FASB 133 shall be excluded from the calculation of Consolidated Adjusted Tangible Net Worth.

“Conversion/Continuation Notice” shall have the meaning specified in Section 2.15 of the Funding Agreement.

“Credit Grade” shall mean, with respect to an Obligor, the risk category for such Obligor as determined in accordance with the Underwriting Policy.

“CSFB” shall have the meaning specified in the recitals to the Funding Agreement.

“CSFB Roles” shall have the meaning specified in Section 10.12 of the Funding Agreement.

“Custodial Agreement” shall mean the Custodial Agreement, dated as of July 27, 2005, by and among the Custodian, the Borrower, the Originator and the Facility Agent, as the same may from time to time be amended, supplemented or otherwise modified and in effect.

“Custodial Fee” shall mean the fee payable by the Borrower to the Custodian pursuant to the Custodial Agreement.

“Custodial Fee Percentage” shall mean the per annum percentage used to calculate the Custodial Fee.

“Custodian” shall mean Wells Fargo Bank, National Association, a national banking association, and its permitted successors and assigns.

“Deemed Collections” shall mean any Collections on any Mortgage Loan and related Collateral deemed to have been received pursuant to Section 2.8(a) or (b) of the Funding Agreement.

“Defaulted Mortgage Loan” shall mean a Mortgage Loan (i) as to which any scheduled payment, or part thereof, remains unpaid for sixty (60) days or more from the original scheduled due date for such payment; (ii) as to which an Event of Bankruptcy has occurred and is continuing with respect to the Obligor thereof; (iii) as to which the related Obligor has failed to pay in full the first scheduled payment thereunder; (iv) which has been identified by the Borrower, the Originator or the Servicer as uncollectible; (v) which, consistent with the Underwriting Policy and the Servicing Standards, has been or should be written off as uncollectible; or (vi) as to which the related Obligor is otherwise in default thereunder; provided that any Mortgage Loan as to which any scheduled payment remains unpaid in full after the scheduled due date therefor for more than thirty (30) days, but less than sixty (60) days, shall not constitute a Defaulted Mortgage Loan unless such Mortgage Loan is otherwise a Defaulted Mortgage Loan for a reason described in clauses (i)-(v) above.

“Effective Date” shall have the meaning specified in Section 4.1 of the Funding Agreement.

“Eligible Asset” shall mean, at any time, any Mortgage Loan and related property:

(i)                                     as to which all of the representations and warranties contained in Exhibit D to the Funding Agreement are true and correct;

(ii)                                  which is not a Defaulted Mortgage Loan;

(iii)                               which (together with the Collections and Related Security related thereto) has been the subject of a valid transfer and assignment from the Originator to the Borrower of all of the Originator’s right, title and interest therein;

(iv)                              which arises pursuant to Mortgage Loan Documents with respect to which the applicable Originator and its Affiliates have performed all obligations required to be performed by such Person thereunder;

(v)                                 the Obligor of which is (A) a resident of the United States, (B) not an Affiliate of any of the parties to the Funding Agreement and (C)  not a government or a governmental subdivision or agency;

(vi)                              which is an “eligible asset” as defined in Rule 3a-7 under the Investment Company Act of 1940, as amended;

(vii)                           the Mortgage Note with respect to which has been executed by the related Obligor and constitutes an “instrument” within the meaning of Article 9 of the Relevant UCC;

(viii)                        which is denominated and payable only in United States dollars in the United States;

(ix)                                which arises under Mortgage Loan Documents that, together with such Mortgage Loan, are in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms and is not subject to any litigation or any dispute;

(x)                                   which (A) satisfies all applicable requirements of the Underwriting Policy, (B) the Mortgage Loan Documents with respect to which do not contain any requirement of consent by, or notice to, the related Obligor that is effective under applicable law (taking into account the Relevant UCC) and (C) complies with such other reasonable criteria and requirements as the Facility Agent may from time to time specify to the Borrower upon five (5) days’ prior written notice;

(xi)                                which was generated in the ordinary course of the Originator’s business;

(xii)                             the assignment of which under the Purchase Agreement by the Originator to the Borrower, and the grant of a security interest therein by the Borrower to the Facility Agent, do not violate, conflict with or contravene any applicable laws, rules, regulations, orders or writs or any contractual provision;

(xiii)                          which (together with the related Mortgage Loan Documents) has not been compromised or adjusted (including by the extension of time for payment or the granting of any discounts, allowances or credits), or amended, rewritten or otherwise modified, except in accordance with the Underwriting Policy and the Servicing Standards; provided that such modification is not reasonably likely to have a material adverse effect on the collectibility of such Mortgage Loan; and

(xiv)                         as to which, in the case of a Wet-Ink Mortgage Loan, (i) the Borrower, the related Originator and/or the Servicer has not learned that such Mortgage Loan did not close and fully fund to the order of the Obligor and (ii) upon recordation, such Mortgage Loan will constitute a First Lien or Second Lien on the premises described therein.

“Eligible Subservicer” shall mean JPMorgan Chase Bank, National Association, or such other Person as may be approved in writing as a subservicer of

Mortgage Loans by the Facility Agent (acting at the direction of the Required Committed Lenders).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, supplemented or otherwise modified and in effect from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” shall mean, with respect to any Person, (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as such Person; (ii) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person; or (iii) a member of the same affiliated service group (within the meaning of Section 414(n) of the Code) as such Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above.

“Eurodollar Loan” shall mean a Loan as to which Yield is calculated at the Eurodollar Rate.

“Eurodollar Funding Period” shall mean, with respect to a Eurodollar Loan for a Lending Group, prior to the Termination Date, a period commencing on (and including) the related Loan Date and ending on (but excluding) the last day of the Settlement Period in which such Loan Date occurred and, subsequently, a period from the last day of each Settlement Period to the last day of the next succeeding Settlement Period; provided that if such Eurodollar Funding Period would expire on a day that is not a Business Day, such Eurodollar Funding Period shall expire on the next succeeding Business Day; provided further, that if such Eurodollar Funding Period would expire on (a) a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Eurodollar Funding Period shall expire on the next preceding Business Day or (b) a Business Day for which there is no numerically corresponding day in the applicable subsequent calendar month, such Eurodollar Funding Period shall expire on the last Business Day of such month.

“Eurodollar Rate” shall mean, with respect to any specified Eurodollar Funding Period for a Lending Group, a rate which exceeds by a rate equal to the Applicable Margin a rate per annum equal to the sum (rounded upwards, if necessary, to the next higher 1/100 of 1%) of (A) the rate obtained by dividing (i) the applicable LIBO Rate by (ii) a percentage equal to 100% minus the reserve percentage used for determining the maximum reserve requirement as specified in Regulation D of the Board of Governors of the Federal Reserve System (including, without limitation, any margin, emergency, supplemental, special or other reserves) that is applicable to the related Group Agent during such Eurodollar Funding Period in respect of eurocurrency or eurodollar funding, lending or liabilities (or, if more than one percentage shall be so applicable, the daily average of such percentage for those days in such Eurodollar Funding Period during which any such percentage shall be applicable) plus (B) the then daily net annual assessment rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) as estimated by the related Group Agent for determining the current annual assessment payable by such Group Agent to the Federal Deposit Insurance Corporation in respect of eurocurrency or eurodollar funding, lending or liabilities.

“Event of Bankruptcy” shall mean, with respect to any Person, (i) that such Person (a) shall generally not pay its debts as such debts become due or (b) shall admit in writing its inability to pay its debts generally or (c) shall make a general assignment for the benefit of creditors; (ii) any proceeding shall be instituted by or against such Person seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property, and in the case of any proceeding (in the case of any Person other than the Borrower), such involuntary proceeding shall not have been stayed or dismissed for ninety (90) days or (iii) such Person shall take any action to authorize any of the actions set forth in the preceding clauses (i) or (ii).

“Event of Default” shall mean an event described in Section 7.1 of the Funding Agreement.

“Facility Agent” shall mean CSFB, in its capacity as Facility Agent for the benefit of the Lenders under the Transaction Documents, and its permitted successors and assigns in such capacity.

“Facility Limit” shall mean (i) prior to October 31, 2005, $500,000,000 and (ii) on and after October 31, 2005, $800,000,000; provided that such amount may not at any time exceed the Aggregate Commitment then in effect; provided, further, that from and after the Termination Date, the Facility Limit shall at all times equal the Facility Outstanding Principal.

“Facility Outstanding Principal” shall mean, at any time, the aggregate outstanding principal balance of all Loans made by the Lenders to the Borrower.

“Fatal Exception” shall have the meaning specified in the Custodial Agreement.

“Fatal Exception Report” shall mean, with respect to Mortgage Loans that are (or are intended to be) included in the Collateral, a duly completed schedule delivered by the Custodian to the Facility Agent and the Group Agents prior to a Loan Date or Addition Date listing all Fatal Exceptions with respect to such Mortgage Loans (as such term is defined in the Custodial Agreement).

“Fee Letters” shall mean the letter agreements between the Borrower and the Group Agents for each Lending Group, with respect to the fees to be paid by the Borrower under the Transaction Documents, as amended, supplemented or otherwise modified and in effect from time to time.

“FIC” shall mean Fieldstone Investment Corporation, a Maryland corporation, and its permitted successors and assigns.

“FICO” shall mean Fair Isaac & Co., and its permitted successors and assigns.

“FICO Score” shall mean, with respect to an Obligor, a rating level assigned by FICO to such Obligor’s creditworthiness.

“Fixed Rate Mortgage Loan” shall mean a Mortgage Loan that bears interest at a single fixed rate for its entire term.

“Floating Rate Mortgage Loan” shall mean a Mortgage Loan that is not a Fixed Rate Mortgage Loan.

“Full Documentation” shall mean, with respect to a Mortgage Loan, that the related Obligor has provided the highest level of information to the Originator about its assets, liablities, income, credit history and employment history, as determined for “full documentation” in accordance with the Underwriting Policy.

“Funding Agreement” shall mean the Funding Agreement, dated as of July 27, 2005, by and among the Borrower, the Servicer, the Facility Agent and the Lenders, as such agreement may be amended, supplemented or otherwise modified and in effect from time to time.

“Funding Period” shall mean a BR Funding Period or a Eurodollar Funding Period.

“GAAP” shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such accounting profession as in effect from time to time.

“Group Agent” shall mean each of CSFB and any other Person that becomes a party to the Funding Agreement as a “Group Agent” thereunder.

“Group Facility Limit” shall mean, in the case of the Lending Group related to CSFB and Alpine, $800,000,000 and, in the case of any other Lending Group, such amount as is specified in the related assumption agreement or other agreement pursuant to which the Persons in such Lending Group become parties to the Funding Agreement and assume all of the rights and obligations, as applicable, of “Committed Lenders”, “Conduit Lenders” and “Group Agents” thereunder.

“Group Facility Outstanding Principal” shall mean, for each Lending Group, the portion of the Facility Outstanding Principal allocated to such Lending Group.

“Indebtedness” shall mean, with respect to any Person, such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property other than accounts payable arising in the ordinary course of such Person’s business on terms customary in the trade, (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations that are evidenced by notes, acceptances, or other instruments, (v) obligations under repurchase agreements, sale/buy-back agreements or like arrangements, (vi) obligations (contingent or otherwise) of such Person in respect of letters of credit for the account of such Person and (vii) Capitalized Lease obligations.

“Indemnified Amounts” shall have the meaning specified in Section 8.1 of the Funding Agreement.

“Indemnified Parties” shall have the meaning specified in Section 8.1 of the Funding Agreement.

“Law” shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

“Lender” shall mean, at any time, any of the Conduit Lenders and the Committed Lenders.

“Lending Group” shall mean, at any time, a group consisting of a Conduit Lender, such Conduit Lender’s related Committed Lenders, and such Conduit Lender’s Group Agent.

“LIBO Rate” shall mean, on any date of determination for any Eurodollar Funding Period for any Lending Group, the rate of interest (calculated on a per annum basis) equal to the overnight British Bankers Association Rate as reported on the display designated as “BBAM” “Page DG8 4A” on Bloomberg (or such other display as may replace “BBAM” “Page DG8 4A” on Bloomberg) on such date of determination, and if such rate shall not be so quoted, the rate per annum at which the related Group Agent is offered Dollar deposits at or about 11:00 A.M. (London time), on such day, by prime banks in the interbank eurodollar market where the eurodollar and foreign currency exchange operations in respect of its loans are then being conducted for delivery on such day for an overnight period, in either case in an amount approximately equal to the principal balance of the Loan to which the Eurodollar Rate is to apply and for a period of time approximately equal to the applicable Eurodollar Funding Period.  The “date of determination” for any Eurodollar Funding Period shall be the second (2nd) Business Day prior to the commencement of such Eurodollar Funding Period.

“Lien” shall mean a lien, security interest, mortgage, charge, pledge or encumbrance, or other right or claim in, of or on any Person’s rights, assets or properties in favor of any other Person (including any financing statement or any similar instrument under the Relevant UCC filed against such Person’s rights, assets or properties); provided that a Lien shall not include Permitted Liens.

“Loan” shall have the meaning specified in Section 2.1 of the Funding Agreement.

“Loan Conditions” shall mean the conditions precedent to each Loan specified in Section 4.2 of the Funding Agreement.

“Loan Date” shall mean, with respect to each Loan, the Business Day on which such Loan is made by the Lenders.

“Loan Note” shall mean the Loan Note in substantially the form of Exhibit A to the Funding Agreement, dated as of July 27, 2005, made by the Borrower, as the same may from time to time be amended, supplemented or otherwise modified with the consent of the Facility Agent and the Group Agents.

“Loan Notice” shall have the meaning specified in Section 2.2(a) of the Funding Agreement.

“Market Value” shall mean, with respect to any Mortgage Loan as of any date of determination, the whole-loan fair market value of such Mortgage Loan on such date as determined by the Facility Agent in its sole discretion; provided that (i) the Market Value of any Mortgage Loan included in the Collateral for more than one (1) year after its related Loan Date will be zero and (ii) the Market Value of any Wet-Ink Mortgage Loan with respect to which a Trust Receipt has not been issued by the Custodian to the Facility Agent and the Group Agents on and after the fifth (5th) day following the related Loan Date or Addition Date, as applicable, will be zero.

“Material Adverse Effect” shall mean (i) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Originator, the Servicer or the Borrower, taken as a whole, (ii) a material impairment of the ability of any of the Borrower, the Servicer or the Originator to perform its obligations under the Transaction Documents to which it is a party and to avoid an Event of Default, (iii) a material adverse effect upon the collectibility of the Collateral, the interests of the Facility Agent, the Group Agents or the Lenders or upon the legality, validity, binding effect or enforceability of any Transaction Document against the Originator, the Servicer or the Borrower.

“Moody’s” shall mean Moody’s Investors Service, Inc., and its successors and assigns.

“Mortgage” shall mean each mortgage, assignment of rents, security agreement and fixture filing, or deed of trust, assignment of rents, security agreement and fixture filing, deed to secured debt, assignment of rents, security agreement and fixture filing, or similar instrument creating and evidencing a lien on real property and other property and rights incidental thereto.

“Mortgage File” shall mean, with respect to a Mortgage Loan, the documents and instruments relating to such Mortgage Loan as set forth on Annex A to the Custodial Agreement.

“Mortgage Loan” shall mean a closed-end, fixed or floating-rate, first lien or second lien mortgage loan on a one-to-four family residential mortgage evidenced by a promissory note and secured by a Mortgage, which mortgage loan has closed and been funded by the related Originator, satisfies the requirements of the Underwriting Policy and with respect to which the Custodian has been instructed to hold such mortgage loan pursuant to and in accordance with the Custodial Agreement.  A Mortgage Loan shall include an Additional Mortgage Loan and a Substituted Mortgage Loan.

“Mortgage Loan Documents” shall mean, with respect to a Mortgage Loan, the documents comprising the Mortgage File for such Mortgage Loan.

“Mortgage Loan Release Amount” shall mean, with respect to any Mortgage Loan that is the subject of Section 2.8 of the Funding Agreement, an amount selected by the Borrower that is less than or equal to the Outstanding Principal Balance of such Mortgage Loan and with respect to which, after giving effect to such release from the Collateral, the Borrowing Base Test would be satisfied.

“Mortgage Loan Schedule” shall mean, with respect to any Loan, a mortgage loan schedule either in the form attached to the related Loan Notice in Exhibit C to the Funding Agreement or a computer tape or other electronic medium generated by the Servicer and delivered to the Facility Agent, the Group Agents and the Custodian, which list provides information relating to the Mortgage Loans related to such Loan in a format acceptable to the Facility Agent and the Group Agents.

“Mortgage Note” shall mean the original executed promissory note or other evidence of indebtedness of an Obligor with respect to a Mortgage Loan.

“Mortgaged Property” shall mean the real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other property and collateral securing repayment of the indebtedness evidenced by a Mortgage Loan and Mortgage Note.

“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by the Borrower, the Originator or any ERISA Affiliate of the Borrower or the Originator on behalf of its employees.

“Net Eligible Assets Balance” shall mean, at any time, the aggregate Outstanding Principal Balance of all Eligible Assets included in the Collateral at such time.

“Obligor” shall mean a Person obligated to make payments under a Mortgage Loan or Mortgage Note (including, but not limited to, any Person who has assumed or guaranteed the obligations of the obligor or mortgagor thereunder).

“Official Body” shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

“Originator” shall mean FIC.

“Outstanding Principal Balance” shall mean, with respect to any Mortgage Loan at any time, the then outstanding principal amount thereof.

“Permitted Exception” shall have the meaning specified in the Custodial Agreement.

“Permitted Exception Report” shall mean, with respect to Mortgage Loans that are (or are intended to be) included in the Collateral, a duly completed schedule delivered by the Custodian to the Facility Agent and the Group Agents prior to a Loan Date or Addition Date listing all Permitted Exceptions with respect to such Mortgage Loans (as such term is defined in the Custodial Agreement).

“Permitted Investments” shall mean (i)  any investment described as an “Eligible Investment” in the Subservicing Agreement and (ii) any other investments agreed upon between the Borrower and the Facility Agent.

“Permitted Liens” shall mean (i) liens of current real property taxes and assessments not yet due and payable, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the Originator and which do not adversely affect the Appraised Value of the Mortgaged Property, (iii) in the case of a Mortgaged Property that it a condominium or an individual unit in a planned unit development, liens for common charges permitted by statute, (iv) other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the related Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

“Person” shall mean any corporation, limited liability company, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.

“Pool Criteria” shall mean at any time with respect to the Mortgage Loans and related property that are included in the Collateral at such time:

(a)                                  the Weighted Average Mortgage Interest Rate of all Fixed Rate Mortgage Loans is greater than or equal to 7.5%;

(b)                                 the Weighted Average Mortgage Interest Rate of all Floating Rate Mortgage Loans is greater than or equal to 7%;

(c)                                  the Weighted Average FICO Score of all Fixed Rate Mortgage Loans is greater than or equal to 675;

(d)                                 the Weighted Average FICO Score of all Floating Rate Mortgage Loans is greater than or equal to 630;

(e)                                  the Outstanding Principal Balance of all Fixed Rate Mortgage Loans having FICO Scores that are less than or equal to 500 is less than or equal to 1% of the Outstanding Principal Balance of all Fixed Rate Mortgage Loans;

(f)                                    the Outstanding Principal Balance of all Floating Rate Mortgage Loans having FICO Scores that are less than or equal to 500 is less than or equal to 0.50% of the Outstanding Principal Balance of all Floating Rate Mortgage Loans;

(g)                                 the Outstanding Principal Balance of all Fixed Rate Mortgage Loans having FICO Scores that are less than or equal to 550 is less than or equal to 3% of the Outstanding Principal Balance of all Fixed Rate Mortgage Loans;

(h)                                 the Outstanding Principal Balance of all Floating Rate Mortgage Loans having FICO Scores that are less than or equal to 550 is less than or equal to 15% of the Outstanding Principal Balance of all Floating Rate Mortgage Loans;

(i)                                     the Outstanding Principal Balance of all Fixed Rate Mortgage Loans having FICO Scores that are less than or equal to 600 is less than or equal to 10% of the Outstanding Principal Balance of all Fixed Rate Mortgage Loans;

(j)                                     the Outstanding Principal Balance of all Floating Rate Mortgage Loans having FICO Scores that are less than or equal to 600 is less than or equal to 30% of the Outstanding Principal Balance of all Floating Rate Mortgage Loans;

(k)                                  the Weighted Average LTV of all Fixed Rate Mortgage Loans is less than 87%;

(l)                                     the Weighted Average LTV of all Floating Rate Mortgage Loans is less than 85%;

(m)                               the Outstanding Principal Balance of all Fixed Rate Mortgage Loans having an LTV that is greater than or equal to 95% but less than or equal to 100% is less than 40% of the Outstanding Principal Balance of all Fixed Rate Mortgage Loans;

(n)                                 the Outstanding Principal Balance of all Floating Rate Mortgage Loans having an LTV that is greater than or equal to 95% but less than or equal to 100% is less than 15% of the Outstanding Principal Balance of all Floating Rate Mortgage Loans;

(o)                                 the Weighted Average CLTV of all Fixed Rate Mortgage Loans is less than 95%;

(p)                                 the Weighted Average CLTV of all Floating Rate Mortgage Loans is less than 95%;

(q)                                 the Outstanding Principal Balance of all Fixed Rate Mortgage Loans having a CLTV that is greater than or equal to 95% but less than or equal to 100% is less than 40% of the Outstanding Principal Balance of all Fixed Rate Mortgage Loans;

(r)                                    the Outstanding Principal Balance of all Floating Rate Mortgage Loans having a CLTV that is greater than or equal to 95% but less than or equal to 100% is less than 60% of the Outstanding Principal Balance of all Floating Rate Mortgage Loans;

(s)                                  the Outstanding Principal Balance of all Fixed Rate Mortgage Loans having an original Outstanding Principal Balance that is less than or equal to $50,000 is less than 20% of the Outstanding Principal Balance of all Fixed Rate Mortgage Loans;

(t)                                    the Outstanding Principal Balance of all Floating Rate Mortgage Loans having an original Outstanding Principal Balance that is less than or equal to $50,000 is less than 5% of the Outstanding Principal Balance of all Floating Rate Mortgage Loans;

(u)                                 the Outstanding Principal Balance of all Fixed Rate Mortgage Loans having an original Outstanding Principal Balance that is less than or equal to

$100,000 is less than 45% of the Outstanding Principal Balance of all Fixed Rate Mortgage Loans;

(v)                                 the Outstanding Principal Balance of all Floating Rate Mortgage Loans having an original Outstanding Principal Balance that is less than or equal to $100,000 is less than 10% of the Outstanding Principal Balance of all Floating Rate Mortgage Loans;

(w)                               the Outstanding Principal Balance of all Fixed Rate Mortgage Loans having a Credit Grade of “A” is greater than or equal to 95% of the Outstanding Principal Balance of all Fixed Rate Mortgage Loans;

(x)                                   the Outstanding Principal Balance of all Floating Rate Mortgage Loans having a Credit Grade of “A” is greater than or equal to 90% of the Outstanding Principal Balance of all Floating Rate Mortgage Loans;

(y)                                 the Outstanding Principal Balance of all Fixed Rate Mortgage Loans having a Credit Grade of “D” is less than or equal to 0.50% of the Outstanding Principal Balance of all Fixed Rate Mortgage Loans;

(z)                                   the Outstanding Principal Balance of all Floating Rate Mortgage Loans having a Credit Grade of “D” is less than or equal to 1% of the Outstanding Principal Balance of all Floating Rate Mortgage Loans;

(aa)                            the Outstanding Principal Balance of all Fixed Rate Mortgage Loans with respect to which the related Obligors have provided Full Documentation is greater than 55% of the Outstanding Principal Balance of all Fixed Rate Mortgage Loans;

(bb)                          the Outstanding Principal Balance of all Floating Rate Mortgage Loans with respect to which the related Obligors have provided Full Documentation is greater than 40% of the Outstanding Principal Balance of all Floating Rate Mortgage Loans;

(cc)                            the Outstanding Principal Balance of all Fixed Rate Mortgage Loans with respect to which the related Obligors are required to pay interest only on scheduled payment dates for a particular period of time (and which period of time has not ended) is less than 10% of the Outstanding Principal Balance of all Fixed Rate Mortgage Loans;

(dd)                          the Outstanding Principal Balance of all Floating Rate Mortgage Loans with respect to which the related Obligors are required to pay interest only on scheduled payment dates for a particular period of time (and which period of time has not ended) is less than 75% of the Outstanding Principal Balance of all Floating Rate Mortgage Loans;

(ee)                            the Outstanding Principal Balance of all Fixed Rate Mortgage Loans with respect to which the related Obligor occupies the related Mortgaged Property is greater than or equal to 93% of the Outstanding Principal Balance of all Fixed Rate Mortgage Loans;

(ff)                                the Outstanding Principal Balance of all Floating Rate Mortgage Loans with respect to which the related Obligor occupies the related Mortgaged Property is greater than or equal to 90% of the Outstanding Principal Balance of all Floating Rate Mortgage Loans;

(gg)                          the Outstanding Principal Balance of all Fixed Rate Mortgage Loans with respect to which the related Mortgaged Property is designated for single-family use is greater than or equal to 65% of the Outstanding Principal Balance of all Fixed Rate Mortgage Loans;

(hh)                          the Outstanding Principal Balance of all Floating Rate Mortgage Loans with respect to which the related Mortgaged Property is designated for single-family use is greater than or equal to 65% of the Outstanding Principal Balance of all Floating Rate Mortgage Loans;

(ii)                                  the Outstanding Principal Balance of all Fixed Rate Mortgage Loans with respect to which the related Mortgaged Property is designated for other than single-family use is less than or equal to 35% of the Outstanding Principal Balance of all Fixed Rate Mortgage Loans;

(jj)                                  the Outstanding Principal Balance of all Floating Rate Mortgage Loans with respect to which the related Mortgaged Property is designated for other than single-family use is less than or equal to 35% of the Outstanding Principal Balance of all Fixed Rate Mortgage Loans;

(kk)                            the Outstanding Principal Balance of all Fixed Rate Mortgage Loans that are also Second Lien Mortgage Loans is less than or equal to 40% of the Outstanding Principal Balance of all Fixed Rate Mortgage Loans;

(ll)                                  there are no Floating Rate Mortgage Loans that are also Second Lien Mortgage Loans;

(mm)                      the Outstanding Principal Balance of all Fixed Rate Mortgage Loans with respect to which the related Mortgaged Property is located in the State of California is less than or equal to 42% of the Outstanding Principal Balance of all Fixed Rate Mortgage Loans;

(nn)                          the Outstanding Principal Balance of all Floating Rate Mortgage Loans with respect to which the related Mortgaged Property is located in the State of California is less than or equal to 55% of the Outstanding Principal Balance of all Floating Rate Mortgage Loans;

(oo)                          the Outstanding Principal Balance of all Fixed Rate Mortgage Loans with respect to which the related Mortgaged Property is located in a particular state of the United States or the District of Columbia (other than the State of California) is less than or equal to 12% of the Outstanding Principal Balance of all Fixed Rate Mortgage Loans; and

(pp)                          the Outstanding Principal Balance of all Floating Rate Mortgage Loans with respect to which the related Mortgaged Property is located in a particular state of the United States or the District of Columbia (other than the State of California) is less than or equal to 15% of the Outstanding Principal Balance of all Floating Rate Mortgage Loans.

“Potential Event of Default” shall mean an event which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.

“Prepayment” shall mean a prepayment by the Borrower of any portion of the Facility Outstanding Principal in accordance with Section 2.4(b) of the Funding Agreement.

“Prepayment Conditions” shall mean, with respect to any Collateral that is to be released from the Lien of the Facility Agent on any Prepayment Date, (i) all of the conditions to Loans specified in Sections 4.2(a)-(g), (i) and (j) shall be satisfied in full, as if references to “Loan” therein were “Prepayment”, and references to “Loan Notice” were “Prepayment Notice”, (ii) the Borrower shall have delivered a duly completed Prepayment Notice in accordance with Section 2.4(b) and (iii) the Collateral subject to such release is otherwise reasonably acceptable to the Facility Agent and the Group Agents.

“Prepayment Date” shall have the meaning specified in Section 2.4(b) of the Funding Agreement.

“Prepayment Notice” shall have the meaning specified in Section 2.4(b) of the Funding Agreement.

“Proceeds” shall mean “proceeds” as defined in the Relevant UCC.

“Pro Rata Share” shall mean, for any Lending Group, the percentage equivalent of a fraction, the numerator of which is the related Group Facility Limit, and the denominator of which is the Facility Limit.

“Purchase Agreement” shall mean the FIC Mortgage Loan Sale and Purchase Agreement, dated as of July 27, 2005, between FIC, as seller, and the Borrower, as purchaser, as the same may from time to time be amended, supplemented or otherwise modified and in effect.

“Purchase Termination Date” shall have the meaning specified in each Purchase Agreement.

“Rating Agencies” shall mean Standard & Poor’s and Moody’s.

“Recipient” shall have the meaning specified in Section 2.13 of the Funding Agreement.

“Related Security” shall mean, with respect to any Mortgage Loan, all rights of the Borrower in, to and under the following:

(a)  all Mortgage Loan Documents related to such Mortgage Loan, including without limitation the Mortgage Note and all other promissory notes or instruments, all Servicing Records, all Mortgaged Property and any other collateral pledged or otherwise relating to such Mortgage Loan, together with all files, material documents, instruments, surveys, certificates, correspondence, appraisals, computer records, computer storage media, Mortgage Loan accounting records and other books and records relating thereto, and all rights under the provisions of, and rights to access, use and possess, the Mortgage Loan Documents;

(b)  all mortgage guaranties and insurance (issued by governmental agencies or otherwise) and any mortgage insurance certificate or other document evidencing such mortgage guaranties or insurance relating to such Mortgage Loan and all claims and payments thereunder;

(c)  all other insurance policies and insurance proceeds relating to such Mortgage Loan or related Mortgaged Property;

(d)  all interest rate protection agreements relating to any or all of the foregoing;

(e)  all purchase or take-out commitments relating to or constituting any or all of the foregoing;

(f)  all purchase agreements or other agreements or contracts relating to or constituting any or all of the foregoing;

(g)  all “accounts”, “chattel paper”, “commercial tort claims”, “deposit accounts”, “documents,” “equipment”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter of credit rights”, “securities’ accounts” and “security interest”, as each of those terms is defined in the Relevant UCC and all cash and cash equivalents and all products and proceeds relating to or constituting any or all of the foregoing;

(h)  all interests in real property collateralizing such Mortgage Loan;

(i)  any and all replacements, substitutions, distributions on or proceeds of any or all of the foregoing; and

(k)  all Proceeds of any of the foregoing.

“Relevant UCC” shall mean, with respect to any relevant state, the Uniform Commercial Code as from time to time in effect in such state.

“Renewal Conditions” shall mean, with respect to the extension of any Scheduled Commitment Expiry Date by a Committed Lender pursuant to Section 2.6 of the Funding Agreement, (i) the negotiation, execution and delivery of legal documentation in form and substance acceptable to such Committed Lender, (ii) in the judgment of such Committed Lender, the satisfactory completion of any investigation or due diligence regarding the Collateral or the Borrower, the Originator or the Servicer requested by such Committed Lender (including the delivery of the agreed upon procedures report relating to such Scheduled Commitment Expiry Date described in Section 5.1(a)(i) of the Funding Agreement), (iii) an Event of Default or Potential Event of Default has not occurred, (iv) all of the representations and warranties of the Borrower, the Originator and the Servicer under the Transaction Documents are true and correct on the Scheduled Commitment Expiry Date then in effect (unless a representation and warranty speaks to an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), (v) the Facility Agent, the related Group Agent, the related Conduit Lender and such Committed Lender have not become aware of any information or any other matter relating to the Borrower, the Originator or the Servicer, or relating to the performance of all or a portion of the Collateral, which is inconsistent with any information or other matters previously disclosed by the Borrower, the Originator or the Servicer and (vi) the absence of any event or condition prior to the Scheduled Commitment Expiry Date then in effect that, in the sole discretion of such Committed Lender, could have a Material Adverse Effect or a material adverse effect on any portion of the Collateral or on the business, operations, property, condition (financial or otherwise) or prospects of such Committed Lender, its related Conduit Lender, its related Group Agent, the Borrower, the Originator, the Servicer and/or their respective Affiliates.

“Required Committed Lenders” shall mean, at any time, Committed Lenders having Commitments at least equal to 66 2/3% of the Aggregate Commitment, or, if the Commitments have been terminated, having at least 66 2/3% of the Facility Outstanding Principal.

“Scheduled Commitment Expiry Date” shall mean July 26, 2006, as such date may be extended pursuant to Section 2.6 of the Funding Agreement.

“Servicer” shall mean, at any time, the Person then authorized pursuant to Section 6.1 of the Funding Agreement to service, administer and collect the Mortgage Loans and related Collateral.

“Servicer Advance” shall have the meaning specified in Section 2.5(b) of the Funding Agreement.

“Servicer Report” shall mean a report in substantially the form attached to the Funding Agreement as Exhibit E or in such other form as is mutually agreed to by the Borrower, the Servicer, the Facility Agent and the Group Agents, delivered by the Servicer to the Facility Agent and the Group Agents in accordance with Section 2.10 of the Funding Agreement.

“Servicing Fee” shall mean the fees payable by the Lenders to the Servicer on each Settlement Date in an amount equal to the product of the Servicing Fee Percentage multiplied by the daily average Outstanding Principal Balance of all Mortgage Loans included in the Collateral during the immediately preceding Settlement Period.  Such fee shall accrue from the Effective Date to the later of the Termination Date or the date on which all Aggregate Unpaids are permanently reduced to zero.

“Servicing Fee Percentage” shall mean 0.50% per annum.

“Servicing Records” shall mean, with respect to a Mortgage Loan, all servicing records, including but not limited to any and all servicing agreements, files, documents, records, data bases, licenses, software, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records or electronic media relating to or evidencing the servicing and collection of such Mortgage Loan.

“Servicing Standards” shall mean, with respect to any Mortgage Loan, the servicing and administration of such Mortgage Loan for which the Servicer or its agent is responsible hereunder (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Servicer or such agent, as applicable, generally services and administers similar mortgage loans with similar obligors (i) for other third-parties, giving due consideration to customary and usual standards of practice of prudent institutional residential mortgage lenders servicing their own loans or (ii) held in the Servicer’s or its agent’s own portfolio, as applicable, whichever standard is higher, (b) with a view to the maximization of the recovery on such Mortgage Loans on a net present value basis and the best interests of the Originator and any Person to which such Mortgage Loan may be transferred by the Originator or any lender providing financing to such Person, (c) without regard to: (i) any relationship that the Servicer or its agent or any Affiliate thereof may have with the related Obligor or any other party to the transaction; (ii) the right of the Servicer or its agent to receive compensation or other fees for its services rendered pursuant to this Agreement; (iii) the obligation of the Servicer or its agent to make Servicer Advances; (iv) the ownership, servicing or management by the Servicer or its agent or any Affiliate thereof for others of any other mortgage loans or mortgaged properties; and (v) any debt the Servicer or any Affiliate of the Servicer or its agent has extended to the related Obligor or any Affiliate of such Obligor and (d) in accordance with applicable state, local and federal laws, rules and regulations.

“Settlement Date” shall mean the fifth (5th) Business Day of each calendar month.

“Settlement Period” shall mean a calendar month.

“Standard & Poor’s” or “S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors and assigns.

“Subservicing Agreement” shall mean the Servicing Agreement, dated as of July 27, 2005, between the Borrower, as owner, FIC, as servicer and JPMorgan Chase Bank, National Association, as subservicer, as the same may from time to time be amended, supplemented or otherwise modified and in effect.

“Subsidiary” of a Person shall mean any Person more than 50% of the outstanding voting interests of which shall at any time be owned or controlled, directly or indirectly, by such Person or by one or more Subsidiaries of such Person or any similar business organization which is so owned or controlled.

“Substituted Mortgage Loan” shall have the meaning specified in Section 2.8(c) of the Funding Agreement.

“Taxes” shall have the meaning specified in Section 8.3 of the Funding Agreement.

“Termination Date” shall mean the earliest of (i) the Business Day designated by the Borrower to the Facility Agent and the Group Agents as the Termination Date at any time following thirty (30) days’ written notice to the Facility Agent and the Group Agents, (ii) the day upon which a Termination Date is declared or automatically occurs relating to an Event of Default pursuant to Section 7.2(a) of the Funding Agreement, (iii) the Commitment Expiry Date or (iv) the Purchase Termination Date.

“Third-Party Confidentiality Agreement” shall have the meaning specified in Section 10.7(c) of the Funding Agreement.

“Transaction Costs” shall have the meaning specified in Section 8.4(a) of the Funding Agreement.

“Transaction Documents” shall mean, collectively, the Funding Agreement, the Purchase Agreement, the Custodial Agreement, the Account Control Agreement, the Fee Letters, the Subservicing Agreement and all of the other instruments, reports, agreements, certificates and other documents executed and delivered by the Originator, the Servicer or the Borrower in connection with any of the foregoing, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Trust Receipt” shall mean a duly completed trust receipt issued by the Custodian to the Facility Agent and the Group Agents in accordance with the Custodial Agreement in the form attached to the Custodial Agreement as Exhibit 1.

“Underwriting Policy” shall mean the standards, procedures and guidelines of the Originator for underwriting and acquiring Mortgage Loans, which are set forth in the written policies and procedures of the Originator, a copy of which is attached to the Funding Agreement as Exhibit B, and such other guidelines as are identified to and approved in writing by the Facility Agent, as modified and in effect from time to time in compliance with the Funding Agreement.

“U.S.” or “United States” shall mean the United States of America and its territories.

“Weighted Average CLTV” shall mean, at any time with respect to a group of Mortgage Loans that are included in the Collateral, the weighted average of all of the CLTVs for such Mortgage Loans, weighted on the basis of the original Outstanding Principal Balance of such Mortgage Loans.

“Weighted Average FICO Score” shall mean, at any time with respect to a group of Mortgage Loans that are included in the Collateral, the weighted average of all FICO Scores for such Mortgage Loans, weighted on the basis of the original Outstanding Principal Balance of such Mortgage Loans.

“Weighted Average LTV” shall mean, at any time with respect to a group of Mortgage Loans that are included in the Collateral, the weighted average of all of the LTVs for such Mortgage Loans, weighted on the basis of the original Outstanding Principal Balance of such Mortgage Loans.

“Weighted Average Mortgage Interest Rate” shall mean, at any time with respect to a group of Mortgage Loans that are included in the Collateral, the weighted average of all Mortgage Interest Rates for such Mortgage Loans, weighted on the basis of the current Outstanding Principal Balance of such Mortgage Loans.

“Wet-Ink Mortgage Information” shall mean, with respect to any Wet-Ink Mortgage Loan, all of the information required to be delivered by or on behalf of the Borrower to the Custodian prior to a Loan Date or Addition Date pursuant to the Custodial Agreement.

“Wet-Ink Mortgage Loan” shall mean a “closed” Mortgage Loan that is fully funded and for which all funds have been disbursed that does not contain an original Mortgage Note and all of the other required Mortgage Loan Documents in the related Mortgage File and with respect to which a Trust Receipt including such Mortgage Loan has not been delivered by the Custodian to the Facility Agent and the Group Agents in accordance with the Custodial Agreement.  A Wet-Ink Mortgage Loan shall be considered a Wet-Ink Mortgage Loan until the later of five (5) days from the related Loan Date and the date on which the Custodian has issued a Trust Receipt with respect to such Mortgage Loan.

“Wet-Ink Mortgage Loan Trust Receipt” shall mean a duly completed trust receipt delivered by the Custodian to the Facility Agent and the Group Agents prior to the related Loan Date or Addition Date, a form of which is attached to the Custodial Agreement as Exhibit 14.

“Yield” shall mean, with respect to any Funding Period:

(YR x FOP x AD)
YD

where:

YR	=	the Yield Rate applicable to such Funding Period;

FOP	=	the portion of the Facility Outstanding Principal allocated to such Funding Period;

AD	=	the actual number of days during such Funding Period; and

YD	=	either (i) if the Yield Rate is the Eurodollar Rate, 360 or (ii) if the Yield Rate is the Base Rate, 365 or 366, as applicable;

provided, however, that no provision of the Transaction Documents shall require the payment or permit the collection of Yield in excess of the maximum amount permitted by applicable law; and provided, further, that Yield shall not be considered paid by any distribution if, at any time, such distribution is rescinded or must be returned for any reason.

“Yield Rate” shall mean, with respect to any Loan, either the Eurodollar Rate or the Base Rate.

“Yield Test” shall mean, for any Settlement Period, the weighted average coupon of all Mortgage Loans included in the Collateral during such Settlement Period (weighted based on the aggregate Outstanding Principal Balance of each Mortgage Loan) minus (i) the Servicing Fee Percentage, (ii) the Custodial Fee Percentage and (iii) the weighted average interest rate on all Loans outstanding during such Settlement Period (weighted based on the aggregate outstanding principal balance of each Loan), is greater than or equal to 1.5%.

EXHIBIT A

FORM OF LOAN NOTE

$800,000,000 July 27, 2005	New York, New York

FOR VALUE RECEIVED, FIELDSTONE INVESTMENT FUNDING, LLC, a Delaware limited liability company (the Borrower”), hereby promises to pay to the order of CREDIT SUISSE, NEW YORK BRANCH, as facility agent (in such capacity, the “Facility Agent”) for the benefit of the several lenders and group agents party to the Funding Agreement (defined below), at the principal office of the Facility Agent in New York, New York, in lawful money of the United States of America, and in immediately available funds, the principal sum of Eight Hundred Million Dollars ($800,000,000) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lenders to the Borrower under the Funding Agreement), on the dates and in the principal amounts provided in the Funding Agreement, and to pay interest on the unpaid principal amount of each such Loan and all other Aggregate Unpaids, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Funding Agreement.

The date, amount and interest rate of each Loan made by the Lenders to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Facility Agent on its books and, prior to any transfer of this Loan Note, endorsed by the Facility Agent on the schedule attached hereto or any continuation thereof; provided that the failure of the Facility Agent to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Funding Agreement or hereunder.

This Loan Note is the Loan Note referred to in the Funding Agreement dated as of July 27, 2005 (as amended, supplemented or otherwise modified and in effect from time to time, the “Funding Agreement”) between the Borrower, the Facility Agent, Fieldstone Investment Corporation, as servicer and the several Lenders and Group Agents party thereto from time to time. Capitalized terms used but not defined in this Loan Note have the respective meanings assigned to them in, or incorporated by reference into, the Funding Agreement.

The Borrower agrees to pay all costs of collection and enforcement (including reasonable attorneys’ fees and disbursements of counsel to the Facility Agent, the Lenders and the Group Agents) in respect of this Loan Note when incurred, including, without limitation, reasonable attorneys’ fees through appellate proceedings.

Notwithstanding the pledge of the Collateral, the Borrower hereby acknowledges, admits and agrees that the Borrower’s obligations under this Loan Note are recourse obligations of the Borrower to which the Borrower pledges its full faith and credit.

The Borrower, and any indorsers or guarantors hereof, (a) severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayments of this Loan Note, (b) expressly agree that this Loan Note, or any payment hereunder, may be extended from time to time, and consent to the acceptance of further Collateral, the release of any Collateral for this Loan Note, the release of any party primarily or secondarily liable hereon, and (c) expressly agree that it will not be necessary for the Facility Agent, the Lenders and the Group Agents, in order to enforce payment of this Loan Note, to first institute or exhaust its remedies against the Borrower or any other party liable hereon or against any Collateral for this Loan Note.  No extension of time for the payment of this Loan Note, or any installment hereof, made by agreement by the Facility Agent with any Person now or hereafter liable for the payment of this Loan Note, shall affect the liability under this Loan Note of the Borrower, even if the Borrower is not a party to such agreement; provided that the Facility Agent and the Borrower, by written agreement between them, may affect the liability of the Borrower.

Any reference herein to the Facility Agent shall be deemed to include and apply to every subsequent holder of this Loan Note.  Reference is made to the Funding Agreement for provisions concerning prepayments, Collateral, events of default, acceleration and other material terms affecting this Loan Note.

The Borrower hereby acknowledges and agrees that the Borrower will be liable to the Facility Agent, the Lenders and the Group Agents for all representations, warranties, covenants and liabilities of the Borrower hereunder and under the Funding Agreement.

Any enforcement action relating to this Loan Note may be brought by motion for summary judgment in lieu of a complaint pursuant to Section 3213 of the New York Civil Practice Law and Rules.  The Borrower hereby submits to New York jurisdiction with respect to any action brought with respect to this Loan Note and waives any right with respect to the doctrine of forum non conveniens with respect to such transactions.

This Loan Note shall be governed by and construed in accordance with the laws of the State of New York. The Borrower agrees that any action or proceeding brought to enforce or arising out of this Loan Note may be commenced in the Supreme Court of the State of New York, Borough of Manhattan, or in the District Court of the United States for the Southern District of New York.

FIELDSTONE INVESTMENT FUNDING, LLC,
as Borrower

By:
Name:
Title:

EXHIBIT D

MORTGAGE LOAN

REPRESENTATIONS AND WARRANTIES

Representations and Warranties with respect to Mortgage Loans

As to each Mortgage Loan that forms part of the Collateral under the Funding Agreement, the Borrower shall be deemed to make the following representations and warranties to the Facility Agent, the Group Agents and the Lenders as of the dates specified in the Funding Agreement and as of each date the Net Eligible Assets Balance is determined:

(a)                                  Payments Current.  No payment required under the Mortgage Loan is more than thirty (30) days past due from the related Due Date therefor, and the first contractually due Monthly Payment shall have been made on its Due Date, all in accordance with the terms of the Mortgage Loan Documents.

(b)                                 No Outstanding Charges.  All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid.  Neither the Borrower nor any of its Affiliates has advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Obligor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the proceeds of the Mortgage Loan, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and interest thereunder.  There are no defaults in the Obligor’s compliance with the terms of the Mortgage securing the Mortgage Loan.

(c)                                  Original Terms Unmodified.  The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination, except by a written instrument which has been recorded, if necessary to protect the interests of the Facility Agent, the Group Agents and the Lenders, and which has been delivered to the Custodian and the terms of which are reflected in the Mortgage Loan Schedule. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required, and its terms are reflected on the Mortgage Loan Schedule. No Obligor in respect of the Mortgage Loan has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by such policy, and which assumption agreement is part of the Mortgage File delivered to the Custodian and the terms of which are reflected in the Mortgage Loan Schedule.

(d)                                 No Defenses.  The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Obligor in respect of the Mortgage Loan was a debtor in any state or Federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated.  The Borrower has no knowledge nor has it received any notice that any Obligor in respect of the Mortgage Loan is a debtor in any state or federal bankruptcy or insolvency proceeding.

(e)                                  Hazard Insurance.  The Mortgaged Property is insured by a fire and extended perils insurance policy, issued by a Qualified Insurer, and such other hazards as are customary in the area where the Mortgaged Property is located and to the extent consistent with the Underwriting Policy, against earthquake and other risks insured against by Persons operating like properties in the locality of the Mortgaged Property, in an amount not less than the greatest of (i) 100% of the replacement cost of all improvements to the Mortgaged Property, (ii) the outstanding principal balance of the Mortgage Loan or (iii) the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property, and consistent with the amount that would have been required as of the date of origination in accordance with the Underwriting Policy. If any portion of the Mortgaged Property is in an area identified by any Official Body as having special flood hazards, and flood insurance is available, a flood insurance policy meeting the current guidelines of the Federal Emergency Management Agency is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of the Mortgage Loan and, with respect to any Second Lien Mortgage Loan, the outstanding principal balance of the related First Lien Mortgage Loan, (2) the full insurable value of the Mortgaged Property, and (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended by the Flood Disaster Protection Act of 1974. All such insurance policies (collectively, the “hazard insurance policy”) contain a standard mortgagee clause naming the Originator, its successors and assigns (including, without limitation, subsequent owners of the Mortgage Loan), as mortgagee, and may not be reduced, terminated or canceled without thirty (30) days’ prior written notice to the mortgagee. No such notice has been received by the Borrower or its Affiliates. All premiums due on such insurance policy prior to the date of this representation have been paid. The related Mortgage obligates the Obligor to maintain all such insurance and, at such Obligor’s failure to do so, authorizes the mortgagee to maintain such insurance at the Obligor’s cost and expense and to seek reimbursement therefor from such Obligor. Where required by state law or regulation, the Obligor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect.  The Borrower has not engaged in, and has no knowledge of the Obligor’s having engaged in, any act or omission that would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by the Borrower.

(f)                                    Compliance with Applicable Laws.  Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the Borrower shall maintain or shall cause its agents to maintain in its possession, available for the inspection of the Facility Agent and the Group Agents, and shall deliver to the Facility Agent and the Group Agents, upon demand, evidence of compliance with all such requirements.

(g)                                 No Satisfaction of Mortgage.  The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission.  The Borrower has not waived the performance by the Obligor of any action, if the Obligor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has Borrower waived any default resulting from any action or inaction by the Obligor.

(h)                                 Location and Type of Mortgaged Property.  The Mortgaged Property is located in an Acceptable State as identified in the Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a two-to four- family dwelling, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development or a de minimis planned unit development;  provided that any condominium unit or planned unit development shall conform with the applicable Fannie Mae and Freddie Mac requirements regarding such dwellings or shall conform to underwriting guidelines acceptable to the Facility Agent in its sole discretion and that no residence or dwelling is a mobile home. No portion of the Mortgaged Property is used for commercial purposes; provided that the Mortgaged Property may be a mixed use property if such Mortgaged Property conforms to underwriting guidelines acceptable to the Facility Agent in its sole discretion.

(i)                                     Valid First or Second Lien.  The Mortgage is a valid, subsisting, enforceable and perfected (a) with respect to each First Lien Mortgage Loan, first priority lien and first priority security interest, or (b) with respect to each Second Lien Mortgage Loan, second priority lien and second priority security interest, in each case, on the real property included in the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

a.                                       the lien of current real property taxes and assessments not yet due and payable;

b.                                      covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and (x) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (y) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal;

c.                                       other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property;

d.                                      with respect to each Mortgage Loan which is a Second Lien Mortgage Loan a first lien on the Mortgaged Property; and

e.                                       in the case of a Mortgaged Property that is a condominium or an individual unit in a planned unit development, liens for common charges permitted by statute.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Borrower to be a First Lien Mortgage Loan (as reflected on the related Mortgage Loan Schedule), or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Borrower to be a Second Lien Mortgage Loan (as reflected on the related Mortgage Loan Schedule), in either case, on the property described therein and the Borrower has full right to pledge and grant a security interest in the same to the Facility Agent for the benefit of the Group Agents and the Lenders.  The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage.

(j)                                     Validity of Mortgage Documents.  The Mortgage Note and the Mortgage and any other agreement executed and delivered by an Obligor, if applicable, in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by such related parties. All information supplied by, on behalf of, or concerning the Obligor is true, accurate and complete and does not contain any statement that is or will be inaccurate in any material respect.  The Borrower (or an agent on its behalf) has reviewed all of the documents constituting the Mortgage File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein. To the best of Borrower’s knowledge, except as disclosed to Facility Agent and the Group Agents in writing, all tax identifications and property descriptions are legally sufficient, and tax segregation, where required, has been completed.

(k)                                  Full Disbursement of Proceeds.  There is no further requirement for future advances by the Originator and its Affiliates under the Mortgage Loan, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Obligor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage.

(l)                                     Ownership.  The Borrower is the sole owner and holder of the Mortgage Loan.  All Mortgage Loans acquired by the Borrower from third parties (including affiliates) were acquired in a sale or contribution pursuant to which such third party sold, transferred, conveyed and assigned to the Borrower all of its right, title and interest in, to and under such Mortgage Loan and related property and retained no direct interest in such Mortgage Loan and related property.  In connection with such sale, such third party received reasonably equivalent value and fair consideration.  The Mortgage Loan has not been assigned or pledged by the Borrower (other than in connection with the transaction that is the subject of the Funding Agreement), and the Borrower has good, indefeasible and marketable title thereto, and has full right to pledge and grant a security interest such Mortgage Loan to the Facility Agent for the benefit of the Group Agents and the Lenders free and clear of any Lien.

(m)                               Doing Business.  All parties that have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (ii) either (A) organized under the laws of such state, (B) qualified to do business in such state, (C) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (D) not doing business in such state.

(n)                                 LTV.  As of the date of origination of the Mortgage Loan, the LTV and CLTV (if applicable) are as identified on the related Mortgage Loan Schedule.

(o)                                 Title Insurance.  The Mortgage Loan is covered by either (i) an attorney’s opinion of title and abstract of title, the form and substance of which is acceptable to prudent mortgage lending institutions making mortgage loans in the area wherein the Mortgaged Property is located or (ii) an ALTA mortgagee’s title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac and each such title insurance policy is issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Originator and its successors and assigns (including the Borrower), as to the first or second priority lien of the Mortgage, as applicable in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in paragraph (i) of this Exhibit D, as applicable, and in the case of adjustable rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Obligor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading.  The Originator and its successors and assigns (including the Borrower) are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement.  No claims have been made under such lender’s title insurance policy, and no prior holder or servicer of the related Mortgage, including the Borrower, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by the Borrower or its Affiliates.

(p)                                 No Defaults.  There is no delinquency in payments of more than thirty (30) days past the related Due Date or other default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event has occurred which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither Borrower nor its predecessors-in-interest have waived any default, breach, violation or event of acceleration.  With respect to each Mortgage Loan that is indicated by the Borrower to be a Second Lien Mortgage Loan (as reflected in the related Mortgage Loan Schedule) (i) the First Lien is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such First Lien mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the First Lien mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the second lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the First Lien mortgage.

(q)                                 No Mechanics’ Liens.  There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage.

(r)                                    Location of Improvements; No Encroachments.  All improvements that were considered in determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning and building law, ordinance or regulation.

(s)                                  Origination; Payment Terms.  The Mortgage Loan was originated by or in conjunction with a mortgagee approved by the Secretary of Housing and Urban

Development pursuant to Sections 203 and 211 of the National Housing Act. Principal payments on the Mortgage Loan commenced (or will commence) no more than sixty (60) days after funds were disbursed in connection with the Mortgage Loan.  Other than with respect to interest only Mortgage Loans, provided that no Mortgage Note may result in negative amortization, the Mortgage Note is payable on the first day of each month in equal monthly installments of principal and interest, which installments of interest, with respect to adjustable rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty (30) years from commencement of amortization. The Due Date of the first payment under the Mortgage Note is no more than sixty (60) days from the date of the Mortgage Note.

(t)                                    Customary Provisions.  The Mortgage Note has a stated maturity. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. Upon default by an Obligor on a Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to an Obligor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage. The Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae.  No Mortgage Loan provides for negative amortization.

(u)                                 Occupancy of the Mortgaged Property.  The Mortgaged Property is lawfully occupied under applicable law.  All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities.  The Borrower has not received notification from any Official Body that the Mortgaged Property is in material non-compliance with such laws or regulations, is being used, operated or occupied unlawfully or has failed to have or obtain such inspection, licenses or certificates, as the case may be.  The Borrower has not received notice of any violation or failure to conform with any such law, ordinance, regulation, standard, license or certificate. With respect to any Mortgage Loan originated with an “owner-occupied” Mortgaged property, the Obligor represented at the time of origination of the Mortgage Loan that the Obligor would occupy the Mortgaged Property as the Obligor’s primary residence.

(v)                                 No Additional Collateral.  The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (i) above.

(w)                               Deeds of Trust.  If the Mortgage is a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Custodian, the Borrower or their Affiliates to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Obligor.

(x)                                   Delivery of Mortgage Loan Documents; Transfer of Mortgage Loans.  All documents required to be delivered to the Custodian under the Custodial Agreement as of the date of this representation have been delivered.  The Facility Agent or its agent is in possession of a true, complete and accurate Mortgage File in compliance with the Custodial Agreement, except for such documents the originals of which have been delivered to the Custodian.  Except with respect to Mortgage Loans registered with MERS, the Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

(y)                                 Due-On-Sale.  The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.

(z)                                   No Buydown Provisions; No Graduated Payments or Contingent Interests.  The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by Borrower or its Affiliates, the Obligor, or anyone on behalf of the Obligor, or paid by any source other than the Obligor nor does it contain any other similar provisions which may constitute a “buydown” provision.  The Mortgage Loan is not a graduated payment mortgage loan, and the Mortgage Loan does not have a shared appreciation or other contingent interest feature.

(aa)                            Consolidation of Future Advances.  Any future advances made to the Obligor prior to origination of the Mortgage Loan have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term.  The lien of the Mortgage securing the consolidated principal amount is expressly insured as having (A) first lien priority with respect to each Mortgage Loan which is indicated by the Borrower to be a First Lien Mortgage Loan (as reflected on the related Mortgage Loan Schedule), or (B) second lien priority with respect to each Mortgage Loan which is indicated by the Borrower to be a Second Lien Mortgage Loan (as reflected on the related Mortgage Loan Schedule), in either case, by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac.  The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

(bb)                          Mortgaged Property Undamaged.  The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended, and each Mortgaged Property is in good repair.  There have not been any condemnation proceedings with respect to the Mortgaged Property and the Borrower has no knowledge of any such proceedings.

(cc)                            Collection Practices; Escrow Deposits; Interest Rate Adjustments.  The origination and collection practices used by the Originator, the Servicer and the Borrower with respect to the Mortgage Loan have been in all respects in compliance with the Servicing Standards, applicable laws and regulations, and have been in all respects legal and proper. With respect to escrow deposits and Escrow Payments (other than with respect to each Second Lien Mortgage Loan and for which the mortgagee under the First Lien is collecting Escrow Payments) all such payments are in the possession of, or under the control of, the Originator and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due to the Originator have been capitalized under the Mortgage or the Mortgage Note.  All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited.

(dd)                          Conversion to Fixed Interest Rate.  No Mortgage Loan listed on a Mortgage Loan Schedule as a Floating Rate Mortgage Loan is convertible to a Fixed Rate Mortgage Loan.

(ee)                            Other Insurance Policies.  No action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable special hazard insurance policy, PMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Borrower or its Affiliates or by any officer, director, or employee of the Borrower or its Affiliates or any designee of the Borrower or any corporation in which the Borrower or its Affiliates or any officer, director, or employee had a financial interest at the time of placement of such insurance.

(ff)                                Servicemembers Civil Relief Act.  The Obligor has not notified the Borrower or its Affiliates, and the Borrower and its Affiliates have no knowledge, of any relief requested or allowed to the Obligor under the Servicemembers Civil Relief Act of 2003.

(gg)                          Appraisal.  The Mortgage File contains an appraisal of the related Mortgaged Property which appraisal is either (i) an automated appraisal acceptable to Fannie Mae or Freddie Mac or (ii) signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by the Originator, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 as amended and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

(hh)                          Disclosure Materials.  The Obligor has executed a statement to the effect that the Obligor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans, and such statement is maintained in the related Mortgage File.

(ii)                                  Construction or Rehabilitation of Mortgaged Property.  No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property.

(jj)                                  No Defense to Insurance Coverage.  No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the date of origination (whether or not known to the Originator on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any private mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Originator, the related Obligor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer’s breach of such insurance policy or such insurer’s financial inability to pay.

(kk)                            Capitalization of Interest.  The Mortgage Note does not by its terms provide for the capitalization or forbearance of interest.

(ll)                                  No Equity Participation.  No document relating to the Mortgage Loan provides for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property or a sharing in the appreciation of the value of the Mortgaged Property. The indebtedness evidenced by the Mortgage Note is not convertible to an ownership interest in the Mortgaged Property or the Obligor and the Originator has not financed nor does it own directly or indirectly, any equity of any form in the Mortgaged Property or the Obligor.

(mm)                      Proceeds of Mortgage Loan.  The proceeds of the Mortgage Loan have not been and shall not be used to satisfy, in whole or in part, any debt owed or owing by the Obligor to the Originator or any Affiliate or correspondent of the Originator, except in connection with a refinanced Mortgage Loan; provided that no such refinanced Mortgage Loan shall have been originated pursuant to a streamlined mortgage loan refinancing program.

(nn)                          No Exception.  Other than as noted by the Custodian on the Exception Report, no Exception (as defined in the Custodial Agreement) exists with respect to the Mortgage Loan which is reasonably likely to materially adversely affect the Mortgage Loan or the Lien of the Facility Agent therein (as determined by the Facility Agent in its sole discretion and which, in the case of a Wet-Ink Mortgage Loan, has not been cured within seven (7) days of the related Loan Date or Addition Date, as applicable).

(oo)                          Mortgage Submitted for Recordation.  The Mortgage either has been or will promptly be submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

(pp)                          Documents Genuine.  Such Mortgage Loan and all accompanying collateral documents are complete and authentic and all signatures thereon are genuine. Such Mortgage Loan is a “closed” loan fully funded by the Originator.

(qq)                          Bona Fide Loan.  Such Mortgage Loan arose from a bona fide loan, complying with all applicable state and Federal laws and regulations, to persons having legal capacity to contract and is not subject to any defense, set-off or counterclaim.

(rr)                                Description.  Each Mortgage Loan conforms to the description thereof as set forth on the related Mortgage Loan Schedule delivered to the Custodian, the Facility Agent and the Group Agents.

(ss)                            Located in U.S.  No collateral (including, without limitation, the related real property and the dwellings thereon and otherwise) relating to a Mortgage Loan is located in any jurisdiction other than in one of the fifty (50) states of the United States of America or the District of Columbia.

(tt)                                Underwriting Policy.  Each Mortgage Loan has been originated in accordance with the Underwriting Policy (including all supplements or amendments thereto) previously provided to the Facility Agent and the Group Agents.

(uu)                          Primary Mortgage Guaranty Insurance.  Each Mortgage Loan is insured as to payment defaults by a policy of primary mortgage guaranty insurance in the amount required under the related Mortgage Loan Documents where applicable, and all provisions of such primary mortgage guaranty insurance have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid.  Each Mortgage Loan which is represented to have, or to be eligible for, FHA insurance is insured, or eligible to be insured, pursuant to the National Housing Act. Each Mortgage Loan which is represented by the Borrower or its Affiliates to be guaranteed, or to be eligible for guaranty, by the VA is guaranteed, or eligible to be guaranteed, under the provisions of Chapter 37 of Title 38 of the United States Code. As to each FHA insurance certificate or each VA guaranty certificate, the Originator has complied with applicable provisions of the insurance for guaranty contract and federal statutes and regulations, all premiums or other charges due in connection with such insurance or guarantee have been paid, there has been no act or omission which would or may invalidate any such insurance or guaranty, and the insurance or guaranty is, or when issued, will be, in full force and effect with respect to each Mortgage Loan. There are no defenses, counterclaims, or rights of setoff affecting the Mortgage Loans or affecting the validity or enforceability of any private mortgage insurance or FHA insurance applicable to the Mortgage Loans or any VA guaranty with respect to the Mortgage Loans.

(vv)                          HOEPA; Predatory Lending Regulations.  No Mortgage Loan is (a) subject to the provisions of the Homeownership and Equity Protection Act of 1994, as amended, (b) a “high cost” mortgage loan, “covered” mortgage loan or “predatory” mortgage loan or any other comparable term, no matter how defined, under any federal, state or local law, or (c) subject to any comparable federal, state or local statutes or regulations or any other statute or regulation providing for heightened scrutiny or assignee liability to holders of such mortgage loans.   No predatory, abusive or deceptive lending practices, including but not limited to, the extension of credit to a mortgagor without regard for the mortgagor’s ability to repay the Mortgage Loan and the extension of credit to a mortgagor which has no tangible net benefit to the mortgagor, were employed in connection with the origination of the Mortgage Loan.

(ww)                      Value of Mortgaged Property.   The Borrower has no knowledge of any circumstances existing that should reasonably be expected to adversely affect the value or the marketability of the Mortgaged Property or the Mortgage Loan.

(xx)                              MERS Mortgage Loans.   With respect to each MERS Mortgage Loan, a Mortgage Identification Number has been assigned by MERS and such Mortgage Identification Number is accurately provided on the Mortgage Loan Schedule.  The related Assignment of Mortgage to MERS has been duly and properly recorded.  With respect to each MERS Mortgage Loan, the Borrower has not received any notice of liens or legal actions with respect to such Mortgage Loan and no such notices have been electronically posted by MERS.

(yy)                          First Lien Consent.   With respect to each Second Lien Mortgage Loan, either no consent for the Mortgage Loan is required by the holder of the First Lien or such consent has been obtained and is contained in the Mortgage File.

(zz)                              Suitability.   No specific circumstances or conditions exist with respect to the Mortgage, the Mortgaged Property, the Obligor or the Obligor’s credit standing that could reasonably be expected to (i) cause the Mortgage Loan to be more likely to become past due in comparison to similar Mortgage Loans or (iii) adversely affect the value or marketability of the Mortgage Loan in comparison to similar Mortgage Loans.

(aaa)                      Environmental Matters.   The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation.

(bbb)                   Wet-Ink Mortgage Loans.  With respect to each Mortgage Loan that is a Wet-Ink Mortgage Loan, the Settlement Agent has been instructed in writing to hold the related Mortgage Loan Documents as agent and bailee for Facility Agent or the Facility Agent’s agent and to promptly forward such Mortgage Loan Documents in accordance with the provisions of the Custodial Agreement.

(ccc)                      Ground Leases.   With respect to each ground lease to which the Mortgaged Property is subject (a “Ground Lease”): (i) the Obligor is the owner of a valid and subsisting interest as tenant under the Ground Lease; (ii) the Ground Lease is in full force and effect, unmodified and not supplemented by any writing or otherwise; (iii) all rent, additional rent and other charges reserved therein have been paid to the extent that they are payable to the date hereof; (iv) the Obligor enjoys the quiet and peaceful possession of the estate demised thereby, subject to any sublease; (v) the Obligor is not in default under any of the terms thereof and there are no circumstances that, with the passage of time or the giving of notice or both, would constitute an event of default thereunder; (vi)  the lessor under the Ground Lease is not in default under any of the terms or provisions thereof on the part of the lessor to be observed or performed; (vii) the lessor under the Ground Lease has satisfied all of its repair or construction obligations, if any, to date pursuant to the terms of the Ground Lease; (viii) the remaining term of the Ground Lease extends not less than ten (10) years following the maturity date of such Mortgage Loan; and (ix) the execution, delivery and performance of the Mortgage do not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, the Ground Lease.

*********************Definitions*********************

“Acceptable State” shall mean any state acceptable pursuant to the Sellers’ Underwriting Guidelines.

“Appraised Value” shall mean the value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

“Assignment of Mortgage” shall mean an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage.

“CLTV” shall mean, with respect to any Mortgage Loan, the ratio of (a) the original outstanding principal amount of such Mortgage Loan and any other mortgage loan that is secured by a lien on the related Mortgaged Property to (b) the lesser of (i) the Appraised Value of the Mortgaged Property at origination or (ii) if the Mortgaged Property was purchased within twelve (12) months of the origination of the Mortgage Loan, the purchase price of the Mortgaged Property.

“Due Date” shall mean the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

“Escrow Payments” shall mean, with respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

“Fannie Mae” shall mean Fannie Mae, or any successor thereto.

“First Lien” shall mean, with respect to a Mortgaged Property, the lien of the mortgage, deed of trust or other instrument securing a mortgage note which creates a first lien on the Mortgaged Property.

“First Lien Mortgage Loan” shall mean a Mortgage Loan secured by a First Lien on the related Mortgaged Property.

“Freddie Mac” shall mean Freddie Mac, or any successor thereto.

“Interest Rate Adjustment Date” shall mean, with respect to a Mortgage Loan, the date on which an adjustment to the Mortgage Interest Rate of such Mortgage Loan becomes effective.

“LTV” shall mean, with respect to any Mortgage Loan, the ratio of the original outstanding principal amount of the Mortgage Loan to the lesser of (a) the Appraised Value of the Mortgaged Property at origination or (b) if the Mortgaged Property was purchased within twelve (12) months of the origination of the Mortgage Loan, the purchase price of the Mortgaged Property.

“MERS” shall mean MERSCORP, Inc., a Delaware corporation, and its permitted successors and assigns.

“MERS Mortgage Loan” shall mean any Mortgage Loan as to which the related Mortgage or Assignment of Mortgage has been recorded in the name of MERS, as agent for the holder from time to time of the Mortgage Note, and which is identified as a MERS Mortgage Loan on the related Mortgage Loan Schedule.

“Monthly Payment” shall mean the scheduled monthly payment of principal and interest on a Mortgage Loan.

“Mortgage Interest Rate” shall mean the rate of interest borne on a Mortgage Loan from time to time in accordance with the terms of the related Mortgage Note.

“Qualified Insurer” shall mean a mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae or Freddie Mac.

“Second Lien” shall mean, with respect to a Mortgaged Property, the lien of the mortgage, deed of trust or other instrument securing a mortgage note which creates a second lien on the Mortgaged Property.

“Second Lien Mortgage Loan” shall mean a Mortgage Loan secured by a Second Lien on the related Mortgaged Property.

“Settlement Agent” shall mean, with respect to any transaction the subject of which is a Wet-Ink Mortgage Loan, the entity approved by the Facility Agent, in its sole good faith discretion, which may be a title company, escrow company or attorney in accordance with local law and practice in the jurisdiction where the related Wet-Ink Mortgage Loan is being originated.  A Settlement Agent is deemed approved by the Facility Agent unless the Facility Agent notifies the Borrower otherwise in writing.

EXHIBIT F

SCHEDULE OF COMMITMENTS

Credit Suisse, New York Branch	$500,000,000

F-1